UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

ANAVEX LIFE SCIENCES CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ANAVEX LIFE SCIENCES CORP.
630 Fifth Avenue, 20th Floor, New York, NY 10111

Dear Valued Stockholders,

Anavex Life Sciences Corp. (“we,” “us,” “our,” “Anavex,” or the “Company”) is moving forward with a strategy that focuses on our lead candidate for patients with Alzheimer’s disease, oral blarcamesine (ANAVEX®2-73) and prioritizing engagement with the U.S. Food and Drug Administration (“FDA”) to align on a clear, data-driven regulatory and clinical development strategy.

Anavex is prioritizing programs that the Company believes have the greatest potential for success. We are concentrating resources on blarcamesine across three central nervous system indications: early Alzheimer’s disease and Rett syndrome, where the clinical and regulatory foundation is most advanced, and on Fragile X syndrome, where FDA Orphan Drug Designation, supportive preclinical and biomarker data, and the absence of any approved therapy may lead to a promising regulatory path with the FDA.

While the strategy moves ahead, the members of our Board of Directors (the “Board”) standing for election at our 2026 Annual Meeting of Stockholders have also continued to address the Company’s governance and have established interim leadership to help maintain stability through this period of transition. The Company continues to have a strong cash runway and no long-term debt, and we are focused on maximizing our use of capital and delivering on our goal of enhancing stockholder value.

We are highly confident in the path ahead for the Company and the potential of our drug pipeline to improve the lives of patients while driving value for stockholders.

Sincerely,
/s/ Jiong Ma, Ph.D.
Jiong Ma, Ph.D.
Independent Board Chair
August 10, 2026

ANAVEX LIFE SCIENCES CORP.
630 Fifth Avenue, 20th Floor, New York, NY 10111

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 24, 2026

Dear Stockholder:

You are invited to attend the 2026 Annual Meeting of Stockholders of Anavex Life Sciences Corp., which will be held completely virtually on September 24, 2026 at 8:30 a.m. Eastern Daylight Time (the “2026 Meeting”).

The 2026 Meeting will be held for the following purposes:

1.	To elect six directors to the Board, each to hold office until the Company’s next annual meeting of stockholders or until such director’s successor is elected and qualified.

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026.

3.	To consider such other business as may properly come before the 2026 Meeting and any adjournments or postponements thereof.

Additional details regarding the 2026 Meeting and the business to be conducted are described in the accompanying proxy statement.

Only stockholders of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the close of business on July 31, 2026, may register to participate in the 2026 Meeting by visiting the website www.cesonlineservices.com/avxl26_vm. Please have your WHITE proxy card containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the 2026 Meeting. Requests to register to participate in the 2026 Meeting must be received 24 hours prior to the 2026 Meeting. To allow ample time for check-in procedures, we encourage you to access the virtual meeting webcast 30 minutes prior to the beginning of the meeting.

Whether or not you plan to attend the virtual 2026 Meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the 2026 Meeting. Your vote will be especially important at the 2026 Meeting. As you may be aware, PVG Asset Management Corporation and Patrick S. Adams (collectively with the participants in its solicitation, the “PVG Group”) are activist investors that have nominated six candidates (the “PVG Group Nominees”) to stand for election to the Board in opposition to our nominees. You may receive proxy solicitation materials from the PVG Group, including proxy statements and proxy cards. We recommend that you disregard them.

We do NOT endorse the PVG Group Nominees, and the presence of their names on the WHITE proxy card and WHITE voting instruction form is NOT an approval of the PVG Group Nominees’ fitness, character, suitability or other qualifications. We urge you to disregard and NOT to sign, return or vote using any proxy card sent to you, by or on behalf of the PVG Group, even as a protest vote. We are not responsible for the accuracy or completeness of any information provided by, or relating to, the PVG Group contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the PVG Group or any statements that the PVG Group or its representatives have made or may otherwise make.

The accompanying proxy statement explains more about proxy voting, so please read it carefully. Please complete, date, sign and return the enclosed WHITE proxy card or WHITE voting instruction form, or vote online or by telephone (as available) using the instructions included on the enclosed WHITE proxy card or WHITE voting information form, to ensure the presence of a quorum at the 2026 Meeting. Even if you have voted by proxy, and you virtually attend the 2026 Meeting, you may, if you prefer, revoke your proxy and vote your shares virtually at the 2026 Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the 2026 Meeting, you will not be permitted to vote virtually at the 2026 Meeting unless you first obtain a legal proxy issued in your name from the record holder.

PLEASE NOTE THAT THIS YEAR, OUR WHITE PROXY CARD LOOKS DIFFERENT. SECURITIES AND EXCHANGE COMMISSION RULES REQUIRE US TO USE A “UNIVERSAL PROXY CARD.” THIS MEANS OUR WHITE PROXY CARD IS REQUIRED TO LIST THE PVG GROUP NOMINEES IN ADDITION TO OUR NOMINEES. AS SUCH, IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION. PLEASE MARK YOUR CARD CAREFULLY AND VOTE “FOR” ONLY THE SIX (6) NOMINEES AND PROPOSAL 2 AS RECOMMENDED BY THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS.

If you need any assistance voting at the 2026 Meeting, please contact our proxy solicitor Innisfree at:

Innisfree M&A Incorporated

500 Fifth Avenue, 21st Floor

New York, NY 10110

Stockholders may call toll-free at (877) 750-0831

Brokers, banks and other nominees may call collect at (212) 750-5833

This Notice of 2026 Annual Meeting of Stockholders, the accompanying proxy statement and the 2025 Annual Report are first being sent or given to stockholders on or about August 10, 2026.

We look forward to your continued support.

Sincerely,
/s/ Terrie Kellmeyer, Ph.D.
Terrie Kellmeyer, Ph.D.
Interim Chief Executive Officer
August 10, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be held on September 24, 2026

The Anavex Life Sciences Corp. Proxy Statement and Annual Report on Form 10-K for the fiscal year ended September 30, 2025 (“2025 Annual Report”), will be available electronically at
https://web.viewproxy.com/Anavex/2026.

PROXY STATEMENT FOR THE
2026 MEETING OF STOCKHOLDERS
______________________

Anavex Life Sciences Corp. is providing these proxy materials in connection with the 2026 Annual Meeting of Stockholders of Anavex Life Sciences Corp. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2026 Meeting.

QUESTIONS AND ANSWERS ABOUT THE 2026 MEETING

Q:	When and where is the 2026 Meeting?

A:

The 2026 Meeting is being held on September 24, 2026 at 8:30 a.m. Eastern Daylight Time (EDT). The 2026 Meeting will be a completely virtual meeting, which will be conducted via live webcast.

Only stockholders of record of the Company’s Common Stock at the close of business on July 31, 2026 may register to participate in the 2026 Meeting by visiting the website www.cesonlineservices.com/avxl26_vm. Please have your WHITE proxy card containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the 2026 Meeting. Requests to register to participate in the 2026 Meeting must be received 24 hours prior to the 2026 Meeting. To allow ample time for check-in procedures, we encourage you to access the virtual meeting webcast 30 minutes prior to the beginning of the meeting.

Q:	Who is entitled to vote at the 2026 Meeting?

A:	Holders of the Company’s Common Stock at the close of business on July 31, 2026, the record date for the 2026 Meeting (the “Record Date”) established by the Board, are entitled to receive notice of the 2026 Meeting (the “Meeting Notice”) and to vote their shares at the 2026 Meeting and any related adjournments or postponements.

As of the close of business on the Record Date, there were 92,696,842 shares of our Common Stock outstanding and entitled to vote at the 2026 Meeting. Holders of our Common Stock are entitled to one vote per share at the 2026 Meeting. Holders of the Common Stock are collectively referred to herein as the Company’s “stockholders.”

Q:	How do I pre-register to attend the 2026 Meeting?

A:

If you own shares of Common Stock registered in your name on the books of our transfer agent as of the close of business on the Record Date, you are a stockholder of record. To register, please visit www.cesonlineservices.com/avxl26_vm and click “Click here to register for the virtual meeting” and enter your name, email address and control number and click continue to complete your registration. Requests to register to participate in the 2026 Meeting must be received 24 hours prior to the 2026 Meeting. If you do not have your WHITE proxy card, you may still register to attend the 2026 Meeting by accessing www.cesonlineservices.com/avxl26_vm, but you will need to provide proof of ownership of shares of Common Stock as of the Record Date during the registration process. Such proof of ownership may include your proxy card or a statement showing your ownership as of July 31, 2026.

If you hold shares of Common Stock in an account at a broker, bank or other nominee as of the close of business on the Record Date, you are a beneficial owner of shares in “street name,” rather than a stockholder of record. To register, please visit www.cesonlineservices.com/avxl26_vm and click “Click here to register for the virtual meeting” and enter your name, email address and control number and click continue. Requests to register to participate in the 2026 Meeting must be received 24 hours prior to the 2026 Meeting. If you wish to vote virtually at the 2026 Meeting, you must either (a) upload during registration a copy of your legal proxy that you have obtained from your broker, bank or other nominee or (b) e-mail a copy of your legal proxy toAVXLRegister@Proxy-Agent.com.

Q:	What is the difference between a stockholder of record and a stockholder who holds shares in “street name”?

A:	If your shares are registered in your name as evidenced and recorded in the stock ledger maintained by the Company and our transfer agent, you are a stockholder of record. If your shares are held in the name of your broker, bank or other nominee, these shares are held in “street name.”

If you are a stockholder of record, we have enclosed a WHITE proxy card with this proxy statement for you to use. If you hold your shares in “street name” through one or more brokers, banks or other nominees, you will receive a WHITE voting instruction form from the broker, bank or other nominee through which you hold your shares to use in directing the broker, bank or other nominee regarding how to vote your shares.

Q:	What does it mean to vote by proxy?

A:	A proxy is a person you appoint to vote on your behalf and in accordance with your instructions. Unless you vote virtually during the 2026 Meeting, by voting using any of the other methods described in this proxy statement, you will be appointing as your proxies Terrie Kellmeyer, our Interim Chief Executive Officer, and Sandra Boenisch, our Principal Financial Officer. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the 2026 Meeting, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of Common Stock are voted.

Q:	What are the quorum requirements for the 2026 Meeting?

A:	The presence by remote communication (i.e., virtually) or by proxy of at least one third (33.3%) of the shares issued and outstanding on the Record Date and entitled to vote at the 2026 Meeting constitutes a quorum. Your shares will be counted as present at the 2026 Meeting for purposes of determining whether there is a quorum if a proxy card has been properly submitted by you or on your behalf, or you vote virtually at the 2026 Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

Q:	What matters will the stockholders vote on at the 2026 Meeting?

The stockholders will vote on the following proposals:

●

Proposal 1. Election of Directors. To elect six directors to the Board, each to hold office until the Company’s next annual meeting of stockholders or until such director’s successor is elected and qualified.

●

Proposal 2. Ratification of Independent Registered Public Accounting Firm. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026.

Q:	What vote is required to approve these proposals?

A:	Provided a quorum is present, the following are the voting requirements for each proposal:

●

Proposal 1. Election of Directors. The six nominees who each receive an affirmative vote of the holders of a majority of the Common Stock having voting power present virtually or represented by proxy at the 2026 Meeting shall be elected.

●

Proposal 2. Ratification of Independent Registered Public Accounting Firm. The Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026, Grant Thornton LLP, will be ratified if the holders of a majority of the Common Stock having voting power present virtually or represented by proxy at the 2026 Meeting vote in favor of the proposal.

Q:	What if less than six nominees receive an affirmative vote of the holders of a majority of the Common Stock having voting power present virtually or represented by proxy at the 2026 Meeting?

A:

Pursuant to Article II, Section 3 of the Company’s Amended and Restated Bylaws (the “Bylaws”), vacancies in the Board, including vacancies due to the failure of stockholders to elect the full authorized number of directors to be voted for at a stockholder meeting, may be filled by the majority of the remaining Board or by a sole remaining director. Each director elected to fill such vacancy or vacancies will hold office until his or her successor is elected at the next annual or a special meeting of the stockholders.

For example, if only three nominees receive the affirmative vote of the holders of a majority of the Common Stock having voting power present virtually or represented by proxy at the 2026 Meeting, then only those three nominees will be elected to the Board at 2026 Annual Meeting. The three newly elected directors will then have the right to fill the remaining three Board seats by a vote of a majority of such newly elected directors. Additionally, if none of the nominees receive the affirmative vote of the holders of a majority of the Common Stock having voting power present virtually or represented by proxy at the 2026 Meeting, then the current directors will remain on the Board and the Company would expect to hold another meeting of stockholders to vote on the election of directors.

Q:	What is the Executive Committee of the Board and what authority does it have?

On April 30, 2026, a special committee (the “Special Committee”) composed of independent directors of our Board terminated the employment of Christopher Missling, Ph.D. as the Company’s Chief Executive Officer for Cause (as defined in the Employment Agreement, dated as of June 27, 2013, between Dr. Missling and the Company, as amended and restated), effective immediately, for, among other things, conduct that the Special Committee believed was inconsistent with Company policy. The Special Committee consists of Dr. Jiong Ma, Dr. Claus van der Velden, Dr. Axel Paeger and Dr. Peter Donhauser.

The Special Committee has also requested that Dr. Missling resign as a member of the Board, which he has refused to date. Current directors Dr. Missling and Dr. Thomas were not nominated for reelection by the Executive Committee and are not nominees at the 2026 Meeting.

Dr. Missling has increasingly served as a distraction to the proper functioning of our Board. In light of this distraction, the Board, on a recommendation of the Special Committee, established an executive committee of the Board (the “Executive Committee”) to exercise the power of the Board in the management of the business and affairs of the Company, to the fullest extent permitted by law, until such time as the Executive Committee shall recommend its dissolution to the Board, or until such earlier time as the Board shall determine. The Executive Committee consists of Dr. Jiong Ma, Dr. Claus van der Velden and Dr. Axel Paeger, each of whom is a current Board member and a nominee for election at the 2026 Meeting.

Q:	What are the Executive Committee’s voting recommendations?

A:	Our Executive Committee recommends that you vote your shares on the enclosed WHITE proxy card:

	●	“FOR” ALL of the six individuals nominated by the Executive Committee as directors: Dr. Jiong Ma, Dr. Peter Donhauser, Mr. Gautam Patel, Dr. Axel Paeger, Dr. Adrian Senderowicz and Dr. Claus van der Velden, each to hold office until the Company’s next annual meeting of stockholders or until such director’s successor is elected and qualified; and

	●	“FOR” the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026.

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote by any of the following methods:

●	By internet or telephone. You may vote over the internet or by telephone (as available) by following the instructions on your WHITE proxy card or WHITE voting instruction form.
●

By mail. If you elected to receive printed proxy materials by mail, you may vote by signing and returning the WHITE proxy card or WHITE voting instruction form provided. Please allow sufficient time for mailing if you decide to vote by mail.

●

Virtually during the 2026 Meeting. After you register, Corporate Election Services (“CES”) will send you a reminder email prior to the 2026 Meeting with a link and instructions for entering the 2026 Meeting. The reminder email will contain contact information for technical support or any other questions on how to participate in the 2026 Meeting. Although the 2026 Meeting webcast will begin at 8:30 a.m. Eastern Daylight Time on September 24, 2026, we encourage you to access the 2026 Meeting site 30 minutes prior to the start time to allow ample time to log into the 2026 Meeting webcast and test your computer system. Participants should ensure that they have a reliable Internet connection wherever they intend to participate in the 2026 Meeting. Accordingly, the 2026 Meeting site will first be accessible to registered stockholders beginning at 8:00 a.m. Eastern Daylight Time on the day of the 2026 Meeting. Please be sure to check in by 8:00 a.m. Eastern Daylight Time on September 24, 2026, the day of the 2026 Meeting, so we may address any technical difficulties before the 2026 Meeting live webcast begins.

If you are a beneficial owner of shares in “street name,” you will receive a voting instruction form from the broker, bank or other nominee through which you hold your shares to use in directing the broker, bank or other nominee regarding how to vote your shares. Such broker, bank or other nominee may stipulate an earlier cut-off time for any submission of votes.

If you need any assistance voting at the 2026 Meeting, please contact our proxy solicitor, Innisfree M&A Incorporated (“Innisfree”), at:

Innisfree M&A Incorporated

500 Fifth Avenue, 21st Floor

New York, NY 10110

Stockholders may call toll-free at (877) 750-0831

Brokers, banks and other nominees may call collect at (212) 750-5833

Q:	How can I change or revoke my vote?

A:	You may change your vote as follows:

●

Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to Anavex Life Sciences Corp., 630 Fifth Avenue, 20th Floor, New York, NY 10111, Attention: Terrie Kellmeyer, Ph.D., Interim CEO, or by submitting another WHITE proxy card before the closing of the polls at the 2026 Meeting. For all methods of voting, the last vote cast will supersede all previous votes. Votes cannot be changed or revoked after the closing of the polls at the 2026 Meeting.

●	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your broker, bank or other nominee. Such broker, bank or other nominee may stipulate an earlier cut-off time for any changes or revocations of votes.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	Your proxy will be treated as follows:

● Stockholders of record. If you are a stockholder of record and you sign and return a WHITE proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Executive Committee on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the 2026 Meeting.

●      Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in “street name” and do not provide the broker, bank or other nominees that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

To the extent that your broker, bank or other nominee provides you with the PVG Group’s proxy materials (in addition to the Company’s proxy materials), none of the matters to be considered at the 2026 Meeting will be considered “routine” under the rules that govern brokers, banks or other nominees. In such instance, if you do not provide voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not have authority to vote your shares on Proposal 1 or 2. As a result, if you are a beneficial owner, we encourage you to instruct your broker, bank or other nominee how to vote your shares using the enclosed WHITE voting instruction form.

Q:	Who are PVG Asset Management Corporation and Patrick S. Adams? How are they involved in the 2026 Meeting?

A:

The PVG Group are stockholders that have nominated six PVG Group Nominees for election to the Board at the 2026 Meeting in opposition to the Executive Committee’s nominees. You may receive proxy solicitation materials from the PVG Group, including proxy statements and proxy cards.

Our Executive Committee recommends that you disregard them. Our Executive Committee does NOT endorse the PVG Group Nominees.

The presence of the PVG Group Nominees on the enclosed WHITE proxy card and WHITE voting instruction form is NOT an approval, or comment on the fitness, character, suitability or other qualifications, of the PVG Group Nominees. Our Executive Committee urges you to disregard and NOT to sign, return or vote using any proxy card sent to you, by or on behalf of the PVG Group, even as a protest vote. We are not responsible for the accuracy or completeness of any information provided by, or relating to, the PVG Group contained in or omitted from any proxy solicitation materials filed or disseminated by, or on behalf of, the PVG Group or any statements that the PVG Group or its representatives have made or may otherwise make. Our Executive Committee strongly urges you to disregard and NOT to sign or return any proxy card or voting instruction form sent to you, by or on behalf of the PVG Group.

Q:	What happens if the PVG Group withdraws or abandons its solicitation or fails to comply with the universal proxy rules, and I have already granted proxy authority in favor of the PVG Group?

A:

If the PVG Group withdraws or abandons its solicitation or fails to comply with the universal proxy rules after a stockholder has already granted proxy authority, such stockholder can still use a WHITE proxy card or WHITE voting instruction form to submit a later-dated vote over the Internet, by telephone (as available) or by mail.

If you do not revoke a proxy given in favor of a PVG Group Nominee prior to the 2026 Meeting and the PVG Group withdraws or abandons its solicitation or fails to comply with the requirements of the universal proxy rules or our amended and restated bylaws (by, for example, failing to solicit the requisite number of holders of our outstanding Common Stock), any votes cast in favor of the withdrawn or abandoned PVG Group Nominees will be disregarded and not counted, regardless of whether or not such vote is provided on the WHITE proxy card or WHITE voting instruction form.

Q:	What happens if I return a WHITE proxy card or WHITE voting instruction form but give voting instructions for fewer than six candidates?

A:	If an undervote (that is, voting “FOR” with respect to fewer than six nominees on Proposal 1) occurs, then the shares represented by that WHITE proxy card or WHITE voting instruction form will only be voted as instructed (that is, will constitute a vote “FOR” only those nominees on Proposal 1 that were expressly voted “FOR”). No discretionary authority is available to vote shares represented by an undervoted proxy card for the remaining director seats up for election.

Q:	What happens if I return a WHITE proxy card or WHITE voting instruction form but give voting instructions for more than six candidates?

A:	If an overvote (that is, voting “FOR” with respect to more than six nominees on Proposal 1) occurs, then the shares represented by that WHITE proxy card or WHITE voting instruction form will not be voted on Proposal 1, and none of the nominees will be voted “FOR” by such shares. Valid votes on other matters on that WHITE proxy card or WHITE voting instruction form will be counted, including for purposes of determining a quorum.

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:	The election of directors (“Proposal 1”) is considered a non-routine matter. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1. The ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026 (“Proposal 2”) is considered to be a routine matter under applicable rules. To the extent that your broker, bank or other nominee provides you with the PVG Group’s proxy materials (in addition to the Company’s proxy materials), none of the matters to be considered at the 2026 Meeting will be considered “routine” under the rules that govern brokers, banks or other nominees. In such instance, if you do not provide voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not have authority to vote your shares on Proposal 1 or 2. As a result, if you are a beneficial owner, we encourage you to instruct your broker, bank or other nominee how to vote your shares using the enclosed WHITE voting instruction form.

Q:	How are abstentions and broker non-votes treated?

A:	Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the 2026 Meeting. Broker non-votes will have no effect on Proposal 1 since it is considered to be a non-routine matter. Subject to the last paragraph of the answer to the question immediately above, broker non-votes are not expected to occur with respect to Proposal 2 since it is considered to be a routine matter; however, if any broker non-votes do occur, they will have the effect of votes against Proposal 2.

Abstentions will be counted as votes present and entitled to vote on the proposals considered at the 2026 Meeting and, therefore, will have the effect of votes against Proposals 1 and 2.

Q:	Could other matters be decided at the 2026 Meeting?

A:	As of the date of the filing of this proxy statement, we were not aware of any other matters to be raised at the 2026 Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the 2026 Meeting for consideration, the proxy holders for the 2026 Meeting will have the discretion to vote on those matters for stockholders who have submitted a proxy card.

Q:	Can I ask questions at the 2026 Meeting?

A:	Stockholders as of the close of business on July 31, 2026 who register, attend and participate in the 2026 Meeting will have an opportunity to submit questions during a designated portion of the 2026 Meeting. Stockholders must submit questions in advance of the 2026 Meeting by registering at www.cesonlineservices.com/avxl26_vm and submitting their questions via email to AVXLRegister@Proxy-Agent.com.

Q:	How are proxies solicited and what is the cost?

A:

We are making, and we will bear all expenses incurred in connection with, the solicitation of proxies. In addition to solicitation by mail, our directors, officers, employees and advisors may solicit proxies from stockholders by telephone, letter, facsimile or in person. Following the original mailing of the proxy materials, we will request brokers, banks or other nominees to forward copies of this proxy statement and related soliciting materials to persons for whom they hold shares of our capital stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

As a result of the proxy solicitation of the PVG Group, we will incur additional costs in furtherance of, or in connection with the solicitation of proxies. We have retained Innisfree, subject to a customary engagement agreement, for certain advisory and proxy solicitation services for an aggregate fee of approximately $500,000, plus reimbursement of reasonable out-of-pocket expenses for these services and Innisfree expects that approximately 50 of their employees will assist in the solicitation. Innisfree may solicit proxies by personal interview, mail, email, telephone, facsimile or other means. Excluding amounts that we would have expended for a solicitation in an election of directors in the absence of a contested election, and excluding the compensation of our directors, certain executive officers and other employees involved in the solicitation, the aggregate expenses are estimated to be approximately $1,300,000, approximately $200,000 of which has been incurred (or accrued) to date. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with this solicitation. These expenses are estimates that may change.

Q:	What should I do if I have questions regarding the 2026 Meeting?

A:

If you have any questions about the 2026 Meeting or would like additional copies of any of the documents referred to in this proxy statement, please contact our proxy solicitor Innisfree at:

Innisfree M&A Incorporated

500 Fifth Avenue, 21st Floor

New York, NY 10110

Stockholders may call toll-free at (877) 750-0831

Brokers, banks and other nominees may call collect at (212) 750-5833

Q:	How can I find out the results of the voting at the 2026 Meeting?

Final voting results will be published in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission (the “SEC”) on EDGAR at www.sec.gov within four business days after the 2026 Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the 2026 Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q:	How are votes counted?

A:	Votes will be counted by an independent inspector of election for the meeting, who will separately count votes “For,” “Against,” abstentions, and broker non-votes, as applicable, for each proposal.

Q:	What should I do if I have technical difficulties when trying to attend the 2026 Meeting?

A:

After you register, CES will send you a reminder email prior to the 2026 Meeting with a link and instructions for entering the 2026 Meeting. The reminder email will contain contact information for technical support or any other questions on how to participate in the 2026 Meeting. Please be sure to check in at least 30 minutes early on September 24, 2026, the day of the meeting, so that any technical difficulties may be addressed before the 2026 Meeting live audio webcast begins.

PROPOSAL 1 – ELECTION OF DIRECTORS

General

The Board currently consists of six directors. At the 2026 Meeting, a board of six directors will be elected, each to hold office until the Company’s next annual meeting of stockholders or until such director’s successor is elected and qualified.

Current directors Christopher Missling, Ph.D. and Steffen Thomas, Ph.D. were not nominated for reelection by the Executive Committee and are not nominees at the 2026 Meeting but are expected to continue to serve as directors until the expiration of their terms at the 2026 Meeting.

Information concerning all nominees appears below. Management does not anticipate that any of the persons named below will be unable or unwilling to stand for election.

Information Concerning Director Nominees

Skills and Experience	Jiong Ma, Ph.D.	Peter Donhauser, D.O.	Axel Paeger, M.D., MBA, MBI	Gautam Patel, MBA	Adrian Senderowicz, M.D.	Claus van der Velden, Ph.D.
Independent Director	✔	✔	✔	✔	✔	✔
CEO/Operator			✔		✔	✔
Financial Experience/Capital Allocation	✔			✔		✔
Biopharma Experience		✔	✔		✔
Regulatory Experience		✔			✔
Scientific/R&D	✔	✔	✔		✔
Commercialization/Launch	✔	✔			✔
Public Company Directorship Experience	✔			✔	✔

Background information about the Executive Committee’s nominees for election, as well as information regarding additional experience, qualifications, attributes or skills that led the Executive Committee to conclude that the nominee should serve on the Board, is set forth below:

Jiong Ma, Ph.D.

Independent Chair of the Board

General Partner, Phoenix Venture Partners

Dr. Jiong Ma, age 62, has over 30 years of experience investing in, building and scaling technology and life sciences companies globally. She has served as a director of SES AI Corporation (NYSE: SES), a developer of AI-enhanced, high-performance Li-Metal and Li-ion batteries, since February 2022 and Lead Independent Director of the board of SES AI Corporation since May 2022. Since July 2024, she has served as a General Partner at Phoenix Venture Partners, investing in next-generation computing, AI/data-center infrastructure, advanced manufacturing and energy companies. She has led investments at and serves or has served as a board member of several companies across the firm’s portfolio, including ODC, Qolab, Figure8 and Nexus Photonics, and provides strategic guidance, governance oversight and capital formation support. To date, the portfolio of Phoenix Venture Partners has achieved three successful exits, including through the acquisition of Nexus Photonics by IonQ (NYSE: IONQ) in June 2026, Nubis Communications by Ciena (NYSE: CIEN) in October 2025 and the acquisition of Cotsworks by Moog (NYSE: MOG.A) in August 2025.

From December 2023 to July 2024, Dr. Ma was an independent business consultant. From March 2021 to December 2023, Dr. Ma founded and led Chavant Capital Acquisition Corporation (NASDAQ: CLAY), a special purpose acquisition company, which she guided through its combination with Mobix Labs (NASDAQ: MOBX) in December 2023. Dr. Ma served on the board of Chavant Capital Acquisition Corporation from March 2021 to December 2023 and Mobix Labs from December 2023 to January 2024. Prior to this, she spent 12 years as Senior Partner at Braemar Energy Ventures, serving on the Investment Committee and leading investments in resource efficiency, e-mobility, and renewable energy, with board seats at more than 10 portfolio companies and multiple exits via M&A and IPO.

Earlier in her career, Dr. Ma led venture investments across TMT, digital health, and cleantech at 3i Group. She began her career in senior roles at Lucent Technologies and Bell Labs, and was a founding team member of Onetta, a fiber-optics startup later acquired by Bookham.

Dr. Ma holds a doctorate (Ph.D.) in Electrical & Computer Engineering from the University of Colorado at Boulder and a Master of Science (M.S.) in Electrical Engineering from Worcester Polytechnic Institute. She is a Kauffman Fellow and is currently serving as a Member of the Engineering Advisory Council of CU Boulder College of Engineering and Applied Science.

Dr. Ma has served as a member of the Board since 2021. The Executive Committee believes Dr. Ma is qualified to serve as a member of the Board because she brings deep financial, transactional and capital markets expertise to the Board, with substantial experience investing in, partnering with and working with management teams to set strategy for disruptive technology and life sciences companies to shape the business, accelerate growth and drive long-term shareholder value.

Peter Donhauser, D.O.

Independent Director

Physician

Dr. Peter Donhauser, age 60, is a physician and clinical research leader with more than 20 years of experience in integrated medical care, clinical trial oversight and private practice leadership. He has practiced osteopathic medicine in private practice since 2000, specializing in an integrated approach to patient care, providing the Board with valuable clinical and patient-centered expertise.

Dr. Donhauser is also the Founder of MedCon Medical Consulting, which was founded in approximately 1995, an education-focused consultancy that provides physician training in the treatment of osteoporotic diseases and delivers osteopathic courses for medical professionals and patients. Earlier in his career, he worked at the University Hospital of Munich, where he focused on geriatrics and neuromusculoskeletal diseases. During his tenure, he conducted clinical research across more than 12 Phase III trials in collaboration with leading global pharmaceutical companies, including Merck, Organon, Procter & Gamble, Roche, Servier and Sanofi.

He holds a degree in human medicine from the University of Munich, as well as a diploma in osteopathy (D.O.) from the German-American Academy for Osteopathy (DAAO) and the European Register for Osteopathic Physicians (EROP) at the Philadelphia College of Osteopathic Medicine.

Dr. Donhauser has served as a member of the Board since 2017. The Executive Committee believes Dr. Donhauser is qualified to serve as a member of the Board because he brings critical, relevant experience to the Board as a clinical expert leading research across numerous trials for some of the world’s leading global pharmaceutical companies.

Gautam Patel, MBA

Independent Director Nominee

Managing Director, Tarsadia Investments

Mr. Gautam Patel, age 54, is an experienced investment executive with over 30 years of corporate finance, investment management and board leadership experience. Since 2012, he has served as a Managing Director and a member of the Investment Committee at Tarsadia Investments, a private investment firm based in Newport Beach, California. In this role, he leads a team of investment professionals in identifying, evaluating and executing principal control equity investments across sectors including life sciences, financial services and technology. He has served on the Board of Amneal Pharmaceuticals, Inc. (NASDAQ: AMRX) since 2018 and has also served on the Board of Spectrum Brands Holdings, Inc. (NYSE: SPB) since 2020, where he serves as Chair of the Audit Committee and as a member of the Compensation Committee. He also serves on the boards of several private companies, including Kashiv Biosciences, Asana Biosciences, LERETA and AIONX Antimicrobial Technologies.

Prior to joining Tarsadia, Mr. Patel served as Managing Director at Lazard from 2008 to 2012, where he led financial and strategic advisory efforts across the healthcare, private equity, transportation and logistics sectors. He previously held a variety of financial advisory roles at Lazard from 1999 to 2008, advising clients on restructurings, bankruptcies and corporate reorganizations. Earlier in his career, from 1994 to 1997, Mr. Patel was an Analyst at Donaldson, Lufkin & Jenrette, where he worked on mergers and acquisitions as well as high-yield and equity financings.

In addition to his corporate governance roles, Mr. Patel serves on the Board of Directors of the Tarsadia Foundation and Casita Maria Center for Arts & Education, a New York-based non-profit organization focused on empowering youth through arts-based education.

Mr. Patel holds a Bachelor of Arts (B.A.) from Claremont McKenna College, a Bachelor of Science (B.S.) from Harvey Mudd College, a Master of Science (M.Sc.) from the London School of Economics and a Master of Business Administration (MBA) from the University of Chicago. Mr. Patel was recommended to the Board by an independent director.

The Executive Committee believes Mr. Patel is qualified to serve as a member of the Board because he brings extensive capital allocation, investment and financial advisory expertise to the Board, with a proven track record of executing growth-focused investments and guiding corporate strategy across the life sciences, financial services and technology sectors.

Axel Paeger, M.D., MBA, MBI

Independent Director

CEO, AMEOS Group

Dr. Axel Paeger, age 61, is an experienced healthcare executive and corporate leader with more than 30 years of clinical, operational and executive leadership experience. Dr. Paeger currently serves as Chief Executive Officer of AMEOS Group, which he founded as a start-up in 2002 and scaled into one of Europe’s leading healthcare providers. Under his leadership, the Zürich-headquartered group has grown to operate 85 hospitals and polyclinics alongside 23 long-term care facilities across the DACH region (Germany, Austria and Switzerland), employing approximately 19,300 people and treating approximately 500,000 patients annually. AMEOS is a market leader in psychiatric inpatient care in the DACH region and a major provider of inpatient neurological care.

Prior to founding AMEOS, Dr. Paeger served as Chief Executive Officer of Asklepios Kliniken GmbH, one of Germany’s largest private hospital operators, following leadership positions at Pacific Health Corporation in the United States and early clinical training at Massachusetts General Hospital. From 2005 to 2009, he also served as a member of the Supervisory Board of Ascom Group (SWX: ASCN), an international telecommunications and security solutions company.

Dr. Paeger holds a Doctor of Medicine (M.D.) from Ludwig Maximilian University of Munich, and a Master of Business Administration (MBA) from Erasmus University Rotterdam and a Master of Business Informatics (MBI) from Case Western Reserve University. Dr. Paeger was recommended to the Board by an independent director as the successor to our former director Athanasios Skarpelos.

Dr. Paeger has served as a member of the Board since 2026. The Executive Committee believes Dr. Paeger is qualified to serve as a member of the Board because he is a medically trained executive leader who brings deep experience in healthcare to the Board as founder of a leading healthcare provider in Europe.

Adrian Senderowicz, M.D.

Independent Director Nominee

President and Founder of Oncology Drug Development, LLC

Dr. Adrian Senderowicz, age 62, is an accomplished pharmaceutical executive and physician-scientist with over 30 years of clinical and regulatory leadership experience across the life sciences industry. Since April 2015, he has served as President and Founder of Oncology Drug Development, LLC. He has also served on the Board of Directors of Puma Biotechnology, Inc. (NASDAQ: PBYI) since August 2015, where he chairs the Research and Development Committee, and served on the Board of Directors of Step Pharma from October 2021 until June 2026. He also has served on the Scientific Advisory Board at Triana Biomedicines and Stelexis BioSciences since June 2022 and July 2024, respectively.

Previously, Dr. Senderowicz served as Senior Vice President and Chief Medical Officer at Constellation Pharmaceuticals, Inc., scaling the clinical and regulatory teams prior to its $1.7 billion acquisition by MorphoSys. He also served as Senior Vice President and Chief Medical Officer at Cerulean Pharma, Inc. and Ignyta, Inc., later acquired by Roche for $1.7 billion. Earlier in his career, he held senior clinical and regulatory leadership roles at Sanofi Oncology, Tokai Pharmaceuticals and AstraZeneca Pharmaceuticals, contributing to global approvals for vandetanib, an oral medicine used to treat advanced medullary thyroid cancer.

Prior to his corporate roles, Dr. Senderowicz spent nearly four years at the U.S. Food and Drug Administration (FDA) as Senior Medical Reviewer and Acting Team Leader in the Division of Oncology Drug Products. He began his career at the National Institutes of Health (NIH) and National Cancer Institute (NCI), serving as Attending Physician, Investigator and Chief of the Molecular Therapeutics Unit. He later served as a Visiting Professor of Medical Oncology at the Albert Einstein College of Medicine.

Dr. Senderowicz holds a Doctor of Medicine (M.D., Cum Laude) from the School of Medicine at the Universidad de Buenos Aires. He completed his internal medicine residency at Mount Sinai School of Medicine, a clinical oncology fellowship at NCI and is Board Certified in Medical Oncology. Dr. Senderowicz was recommended to the Board by an executive search firm.

The Executive Committee believes Dr. Senderowicz is qualified to serve as a member of the Board because he brings deep drug development, clinical research and global regulatory expertise to the Board, with a proven track record of advancing novel therapeutics through critical international approvals to drive growth and long-term value.

Claus van der Velden, Ph.D.

Independent Director

Managing Director and Chief Financial Officer, NetCologne GmbH

Dr. Claus van der Velden, age 53, is an accomplished finance executive with more than two decades of experience in leading finance, governance and enterprise oversight functions for publicly traded and technology-driven companies in Germany. Since May 2021, he has served as Chief Financial Officer and Managing Director of NetCologne GmbH, a regional telecommunications provider in Germany.

From July 2011 to May 2021, Dr. van der Velden served as Corporate Head of Management Accounting, Internal Audit and Risk Management at Ströer SE & Co. KGaA, a publicly listed German digital media company, where he was responsible for management accounting, internal audit, enterprise risk management, information security risk assessments and internal control programs.

Previously, Dr. van der Velden served as Director of Corporate Business Controlling for the Nutrition & Health business unit at Cognis, a global supplier of nutritional ingredients and specialty chemicals, where he also served as a compliance representative and member of the global leadership team. Following BASF’s acquisition of Cognis, he was responsible for the management accounting processes of BASF’s Nutrition & Health division. Earlier in his career, Dr. van der Velden worked as a strategy consultant at an international marketing and strategy consulting firm.

Dr. van der Velden holds a degree in economics from the University of Kiel and a doctorate (Ph.D.) in business management from the WHU-Otto Beisheim School of Management, where he also previously taught economics.

Dr. van der Velden has served as a member of the Board since 2018. The Executive Committee believes Dr. van der Velden is qualified to serve as a member of the Board because he brings accounting and executive financial experience to the Board that provides critical perspective on accounting and capital allocation strategy.

Corporate Governance

General

This section describes key corporate governance practices that we have adopted. We have adopted a code of business ethics and conduct (the “Code of Ethics”), which applies to all our officers, directors and employees, and charters for our Audit Committee, Compensation Committee and our Nominating and Corporate Governance Committee. Copies of our Code of Ethics and committee charters are posted on the Investors section of our website, https://anavex.com/investors/#governance, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or by the Nasdaq Stock Market Rules.

Director Independence

Under the Nasdaq Stock Market Rules, the Board has a responsibility to make an affirmative determination that its members that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence.

After review of all relevant identified transactions and relationships between each director and nominee for director, or any of his or her family members, and the Company, its senior management and its registered independent public accounting firm, the Executive Committee has affirmatively determined that: (i) Dr. Jiong Ma, Dr. Peter Donhauser, Dr. Axel Paeger, Dr. Steffen Thomas, and Dr. Claus van der Velden, who are current directors, and Mr. Gautam Patel and Dr. Adrian Senderowicz, who are nominees for director, are independent within the meaning of Nasdaq Rule 5605(a)(2); (ii) current Audit Committee members, Dr. Jiong Ma, Dr. Steffen Thomas and Dr. Claus van der Velden, meet the additional test for independence for Audit Committee members imposed by Rule 10A-3 under the Exchange Act and Nasdaq Rule 5605(c)(2) and (iii) current Compensation Committee members, Dr. Peter Donhauser, Dr. Steffen Thomas and Dr. Claus van der Velden, meet the additional test for independence for Compensation Committee members imposed by Nasdaq Rule 5605(d)(2). In making these determinations, the Executive Committee considered the relationships that each director and nominee for director has with us and all other facts and circumstances that the Executive Committee deemed relevant in determining their independence, including the beneficial ownership of Common Stock by each person and such person’s affiliated entities, and any agreements or arrangements between us and any of our directors and director nominees or their affiliated entities.

 Director Nominations

Our Board has a Nominating and Corporate Governance Committee that identifies individuals qualified to become Board members and recommends to the Board proposed nominees for Board membership.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills, experience relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity, and sound business judgment. The Board seeks individuals from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders’ diversity of opinion and insight in the areas most important to us and our corporate mission. Notwithstanding the same, we do not have a formal policy concerning the diversity of the Board. All director candidates must have time available to devote to the activities of the Board. We also consider the independence of director candidates, including the appearance of any conflict in serving as a director. A director who does not meet all of these criteria may still be considered for nomination to the Board, if our independent directors believe that the candidate will make an exceptional contribution to us and our stockholders.

Generally, when evaluating and recommending candidates for election to the Board, the Board will conduct candidate interviews, evaluate biographical information and background material, and assess the skills and experience of candidates in the context of the then current needs of the Company. In identifying potential director candidates, the Board may also seek input from the executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by such directors. The Board will also consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described below under “Stockholder Recommendations for Board Candidates.”

Board Leadership Structure

Our Board has appointed an independent Board Chair, Dr. Jiong Ma. As Board Chair, Dr. Ma has the authority, among other things, to call and preside over meetings of our Board, to set meeting agendas, and to determine materials to be distributed to the Board. The Company believes separation of the positions of Board Chair and CEO or Interim CEO reinforces the independence of our Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of the Company and its stockholders.

The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee each have oversight over specific areas of responsibility, as discussed further below.

Board Role in Risk Oversight

The Board is responsible for oversight of the Company’s risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through the committees of the Board. Areas of focus include economic risk, operational risk, financial risk (accounting, investment or liquidity, and tax), competitive risk, legal and regulatory risk, cybersecurity risk and compliance and reputational risks. The Board is supported by regular reporting by management, which is designed to give the Board visibility over the Company’s operations and activities to adequately identify key risks and understand management’s risk mitigation strategies.

The Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks. Oversight by the Audit Committee includes the Principal Financial Officer reporting directly to the Audit Committee at least quarterly to provide an update on management’s efforts to manage risk.

The Board and Board Committees

The Board

The Board met six times during the fiscal year ended September 30, 2025 (“fiscal 2025”). All of these meetings were regularly scheduled meetings. During fiscal year 2025, each incumbent director attended 75% or more of the Board and relevant Board committee meetings for the periods during which each such director served. Directors are not required to attend annual meetings of our stockholders. Three directors from the Board attended the 2025 Annual Meeting.

In July 2026, the Board, on a recommendation of the Special Committee, established the Executive Committee to exercise the power of the Board in the management of the business and affairs of the Company, to the fullest extent permitted by law, until such time as the Executive Committee shall recommend its dissolution to the Board, or until such earlier time as the Board shall determine. The Executive Committee consists of Dr. Jiong Ma, Dr. Claus van der Velden and Dr. Axel Paeger.

Audit Committee and Audit Committee Financial Experts

The members of the Audit Committee are currently Dr. Claus van der Velden (Committee Chair), Dr. Jiong Ma and Dr. Steffen Thomas. The Executive Committee has determined that Dr. Claus van der Velden is an “audit committee financial expert” as defined by applicable SEC rules.

The Audit Committee oversees and reports to our Board on various auditing and accounting-related matters, including, among other things, the maintenance of the integrity of our financial statements, reporting process and internal controls, the selection, evaluation, compensation and retention of our independent registered public accounting firm, legal and regulatory compliance, including our disclosure controls and procedures, and oversight over our risk management policies and procedures.

The Audit Committee operates under a charter that was adopted by our Board and which is available on our website at https://anavex.com/investors/#governance. The Audit Committee met four times during fiscal 2025.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered accounting firm its independence from the Company and management. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the Company for the fiscal year ended September 30, 2025 be included in the Annual Report on Form 10-K for the year ended September 30, 2025 filed with the SEC on November 25, 2025.

MEMBERS OF THE AUDIT COMMITTEE

Claus van der Velden (Committee Chair)

Jiong Ma

Steffen Thomas

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are currently Dr. Claus van der Velden (Committee Chair), Dr. Peter Donhauser and Dr. Steffen Thomas.

The Nominating and Corporate Governance Committee is appointed by the Board to oversee and evaluate the Board’s performance and the Company’s compliance with corporate governance regulations, guidelines and principles, to identify individuals qualified to become Board members, to recommend to the Board proposed nominees for Board membership, and to recommend to the Board directors to serve on each standing committee. The Nominating and Corporate Governance Committee seeks to assemble a Board that possesses the appropriate balance of professional and industry knowledge, financial expertise and management experience that is necessary to oversee the Company’s business. The Nominating and Corporate Governance Committee also recognizes the importance of diversity in board composition, including diversity of experience, gender and ethnicity and seeks to continually strive towards optimal diversity.

The Nominating and Corporate Governance Committee operates under a charter that was adopted by our Board and which is available on our website at https://anavex.com/investors/#governance. The Nominating and Corporate Governance Committee met three times during fiscal 2025.

Compensation Committee

The members of the Compensation Committee are currently Dr. Claus van der Velden (Committee Chair), Dr. Peter Donhauser and Dr. Steffen Thomas.

The Compensation Committee assists our Board in discharging its responsibilities relating to compensation of our directors and executive officers. Its responsibilities include, among other things: reviewing, approving and recommending compensation programs and arrangements applicable to our officers, reviewing and recommending compensation policies and programs, administering our incentive compensation plans and equity-based plans, and advising the Board regarding director compensation. The Compensation Committee also approves employment agreements for the Chief Executive Officer and certain other executives and determines compensation for the Chief Executive Officer and other senior executives. The Compensation Committee can delegate to other members of our Board, or an officer or officers of the Company, the authority to review and grant stock-based compensation for employees who are not executive officers; however, it has not done so.

The Compensation Committee has the responsibilities and authority designated by Nasdaq Stock Market Rules. Specifically, the Compensation Committee has the sole discretion to select and receive advice from a compensation consultant, legal counsel or other adviser and is directly responsible for oversight of their work. The Compensation Committee must also determine reasonable compensation to be paid to such advisors by us.

The Compensation Committee operates under a charter that was adopted by our Board and which is available on our website at https://anavex.com/investors/#governance. The Compensation Committee met seven times during fiscal 2025 and also acted by written consent as required.

Stockholder Recommendations for Board Candidates

Under its charter, the Nominating and Corporate Governance Committee is responsible for considering potential director nominees submitted by stockholders. The Nominating and Corporate Governance Committee does not have a formal policy with respect to the consideration of director candidates recommended by stockholders because historically, the Company has not received recommendations from its stockholders and the cost of establishing and maintaining procedures for the consideration of stockholder nominations would be overly burdensome. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material are provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent (5%) of our Common Stock for at least one (1) year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Board, at our principal office, Attention: Chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company nominees at the 2027 Annual Meeting of Stockholders (“2027 Meeting”) must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 26, 2027. If the date of the 2027 Meeting changes by more than 30 calendar days from the one-year anniversary date of the 2026 Meeting, then stockholders must provide notice by the later of 60 calendar days prior to the 2027 Meeting and 10 calendar days following the day on which public announcement of the date of the 2027 Meeting is first made by the Company.

Stockholder Communications with the Board

Stockholders may, at any time, communicate with any of our directors by mailing a written communication to Anavex Life Sciences Corp., 630 Fifth Avenue, 20th Floor, New York, NY 10111. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. Such correspondence will then be forwarded, without editing or alteration, to the Board or to the specified director(s) on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submissions will be reviewed and considered. The Board may also request the submitting stockholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such stockholder.

Certain Legal Proceedings

On April 30, 2026, the Board terminated the employment of Dr. Missling, as the Company’s Chief Executive Officer, for Cause (as defined in the Employment Agreement, dated as of June 27, 2013, between Dr. Missling and the Company, as amended and restated).

In June 2026, the Company received a AAA Demand for Arbitration filed by Dr. Missling. In the Demand, Dr. Missling asserts he was wrongfully terminated for Cause under his Employment Agreement and seeks relief for alleged breach of contract, declaratory relief, and defamation. Dr. Missling seeks severance and other compensation allegedly owed under the Employment Agreement, including cash severance, equity acceleration, accrued compensation and benefits, reimbursement and advancement of legal fees and expenses, damages for purported defamatory statements, and attorneys’ fees, costs, and interest. The Company categorically denies any wrongdoing and intends to vigorously defend against the claims. At this early stage of the proceedings, the Company cannot reasonably estimate any potential loss, or range of loss, that may arise from Dr. Missling’s claims.

On July 6, 2026, Dr. Missling, filed a Summons With Notice in his individual capacity and derivatively on behalf of the Company in New York Supreme Court, New York County, alleging “breach of fiduciary duty as independent board members” against Dr. Jiong Ma, Dr. Claus van der Velden, Dr. Peter Donhauser and Dr. Axel Paeger, who are independent directors of the Company, seeking money damages. The Company anticipates being named as a nominal defendant in this lawsuit. The Company believes that this lawsuit is without merit and intends to vigorously defend against it. This lawsuit is in the early stages, and, at this time, no assessment can be made as to the likely outcome or whether the outcome will be material to the Company.

Background of the Solicitation

On July 8, 2026, the Company received nomination papers from the PVG Group via e-mail communication. The nomination papers purported to nominate six directors to the Company Board: Patrick S. Adams, Dale Curtis Hogue, Jr., Rene Mora, John Boris, Ralf von Ziegesar and Jason Kolbert.

On July 15, 2026, Board Chair, Dr. Jiong Ma, met with Patrick S. Adams of PVG Asset Management over videoconference for an initial discussion.

On July 21, 2026, Dr. Ma followed up with Mr. Adams with a request to connect their respective outside counsel to discuss issues relevant to the nominations.

On July 24, 2026, PVG Asset Management Corporation filed a preliminary proxy statement.

On July 30, 2026, the Company issued a press release announcing preliminary second quarter 2026 financial results.

On July 30, 2026, Mr. Adams followed up with Dr. Ma. The response ignored the prior request for a discussion between outside counsel, merely stating that “[i]f it makes sense the two of us to talk [sic], I am more than happy to.”

On July 31, 2026, Anavex filed a preliminary proxy statement.

On August 3, 2026, Anavex issued a press release providing an update on its business performance and plans to refresh the composition of the Board.

Vote Required for Approval

 The six nominees each receiving an affirmative vote of the holders of a majority of the Common Stock having voting power present virtually or represented by proxy shall be elected.

Pursuant to the Bylaws, vacancies in the Board, including vacancies due to the failure of stockholders to elect the full authorized number of directors to be voted for at a stockholder meeting, may be filled by the majority of the remaining Board or by a sole remaining director. Each director elected to fill such vacancy or vacancies will hold office until his or her successor is elected at the next annual or a special meeting of the stockholders. For example, if only three nominees receive the affirmative vote of the holders of a majority of the Common Stock having voting power present virtually or represented by proxy at the 2026 Meeting, then only those three nominees will be elected to the Board at 2026 Annual Meeting. The three newly elected directors will then have the right to fill the remaining three Board seats by a vote of a majority of such newly elected directors. Additionally, if none of the nominees receive the affirmative vote of the holders of a majority of the Common Stock having voting power present virtually or represented by proxy at the 2026 Meeting, then the current directors will remain on the Board and the Company would expect to hold another meeting of stockholders to vote on the election of directors.

This Proposal 1 is a “non-discretionary” or “non-routine” item, meaning that brokers, banks or other nominees cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in “street name” and fail to instruct your broker, bank or other nominee to vote your shares, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on Proposal 1 with respect to your shares. Broker non-votes will have no effect on the outcome of this Proposal 1. Abstentions will have the effect of votes against Proposal 1.

Executive Committee Recommendation

THE EXECUTIVE COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE SIX NOMINEES LISTED ABOVE BY USING THE ENCLOSED WHITE PROXY
CARD.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2026. Our stockholders are being provided the opportunity to ratify the appointment for the fiscal year ending September 30, 2026. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. Representatives of Grant Thornton LLP are expected to be present at the 2026 Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed or expected to be billed to our Company for professional services rendered by our independent registered public accounting firm, Grant Thornton LLP for the fiscal years ended September 30, 2025 and 2024:

	2025	2024
Audit Fees	$523,950	$446,250
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$523,950	$446,250

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audits of our financial statements, reviews of our interim financial statements included in quarterly reports, services performed in connection with regular filings with the SEC for the fiscal years ended September 30, 2025 and 2024 in connection with statutory and regulatory filings or engagements.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accounting Firm

Our Audit Committee pre-approves all services provided by our independent registered public accounting firms. All of the above services and fees were reviewed and approved by our Audit Committee.

Our Audit Committee has considered the nature and amount of fees billed by Grant Thornton LLP and believes that the provision of services for activities unrelated to the audit was compatible with maintaining Grant Thornton LLP’s independence.

Vote Required for Approval

The foregoing Proposal 2 will be approved if the holders of a majority of the Common Stock having voting power present virtually or represented by proxy vote in favor of the proposal. Broker non-votes, if any, and abstentions will have the effect of votes against Proposal 2.

Executive Committee Recommendation

THE EXECUTIVE COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF GRANT THORNTON LLP AS ITS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
SEPTEMBER 30, 2026.

EXECUTIVE OFFICERS

Terrie Kellmeyer, Ph.D., Dr. Kellmeyer, age 58, is our Interim CEO. Dr. Kellmeyer possesses over 30 years of experience in the pharmaceutical industry and has held executive leadership positions in Clinical Development, Regulatory Affairs, Clinical Operations, and Medical Affairs across multiple therapeutic areas. Prior to her appointment, she was the Senior Vice President, Clinical Development of the Company from November 2023 to May 2025 and continued to work with the Company as a Senior Advisor until her appointment as Interim CEO. Dr. Kellmeyer also served as Executive Vice President, Regulatory Affairs at Aardvark Therapeutics from May 2025 to May 2026, as a consultant at Aardvark Therapeutics from May to June 2026 and continues to serve as a Strategic Advisor to Aardvark Therapeutics. Prior to joining Anavex, Dr. Kellmeyer held strategic leadership positions, including Group Vice President of Clinical Development at Acer Therapeutics from August 2021 to November 2023, Head of Global Regulatory Affairs at Madrigal Pharmaceuticals from July 2019 to August 2021 and positions of increasing responsibility at Intercept Pharmaceuticals, Amylin Pharmaceuticals and Gen-Probe. Dr. Kellmeyer also served as a consultant to Tunnell Consulting from August 2022 to May 2026 and to i2o Therapeutics from July 2025 to December 2025. Dr. Kellmeyer received her BS degree in Biotechnology from Rochester Institute of Technology, a Ph.D. in Cell and Molecular Biology from SUNY Syracuse and completed a Post-Doctoral Fellowship at the University of Rochester.

Sandra Boenisch, CPA, CGA, Ms. Boenisch, age 45, has served as our Principal Financial Officer since October 2015. Ms. Boenisch is a Chartered Professional Accountant (CPA, CGA) who brings nearly two decades of accounting, audit, and financial reporting expertise. She launched her career in public practice and rose to the role of Audit Manager at BDO Canada LLP, where she led a wide range of assurance engagements for public companies in both the United States and Canada. Ms. Boenisch subsequently established herself as a sought-after independent consultant, delivering high-impact financial reporting and advisory services to a broad portfolio of public companies. In this capacity, she has developed expertise advising on securities transactions, corporate governance matters, and SEC reporting, disclosure, and compliance matters. Her transaction-related experience includes active involvement in capital markets financings, encompassing involvement in the preparation and review of prospectuses, registration statements, and related SEC filings. Her comprehensive background encompasses finance, regulatory compliance, and governance, navigating complex regulatory environments. She holds a B.Comm. from Laurentian University.

There are no family relationships among our directors, director nominees and executive officers. There are no material proceedings to which any director or executive officer or any associate of any such director or officer is a party adverse to our Company or has a material interest adverse to our Company.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation Overview

The Company’s compensation objectives are to offer our named executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled, talented management, which is necessary for the Company to achieve its financial and strategic objectives and create long-term value for our stockholders.

A significant portion of our named executive officer’s compensation is related to factors that directly and indirectly influence stockholder value, including long-term stock performance and operational performance. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The named executive officers who are the subject of this discussion are Christopher Missling, Ph.D., who served as our CEO for fiscal 2025, and Sandra Boenisch, our Principal Financial Officer. Dr. Missling’s employment was terminated effective April 30, 2026.

Our Executive Compensation Program and Philosophy

The intent of the Company’s compensation program for our named executive officers is to attract and retain talent, to create incentives for and to reward excellent performance. We seek to compensate our named executive officers in a manner that is competitive, rewards performance that creates stockholder value, recognizes individual contributions, and encourages long-term value creation.

The Compensation Committee meets at least once per year to review and evaluate the compensation of our named executive officers and each officer’s performance. The Compensation Committee utilizes quantitative and qualitative factors, including the accomplishment of initiatives, attitude, and leadership and applies overall judgment to assess performance, taking into account the financial condition of the Company. In setting compensation, the Compensation Committee considers the outcome of the most recent say-on-pay vote, as well as stockholder feedback throughout the year, when making compensation decisions for our executive officers. In our most recent say-on-pay vote, conducted at our 2024 annual meeting of stockholders, held on June 18, 2024, our stockholders approved the compensation of our named executive officers on an advisory basis, with 83.8% of the votes cast in favor of the fiscal 2023 compensation of our named executive officers. Ultimately, the Compensation Committee seeks to evaluate, based on the achievement of financial and non-financial objectives, the variable compensation, including special awards, of our named executive officers and decide on the base salary and target discretionary bonus for such persons taking into account relevant benchmark data.

The Compensation Committee believes that a significant portion of each named executive officer’s compensation opportunity should be tied to variable compensation and value creation for stockholders. The Compensation Committee believes this mix provides an appropriate balance between the financial security required to attract and retain qualified individuals, and the Compensation Committee’s goal of ensuring that the compensation of our named executive officers rewards performance that benefits stockholders over the long term.

Compensation Risk Oversight

In administering the compensation program for our named executive officers, the Compensation Committee strives to achieve a balance among the elements of compensation to accomplish the objectives of the program. The Compensation Committee reviews the overall compensation program in the context of the risks that may be presented by the structure of the compensation program and the metrics used to determine compensation under that program. Based upon this review, the Compensation Committee believes that the compensation program for our named executive officers does not create a reasonable likelihood of a material adverse effect on the Company.

Compensation Consultants

The Compensation Committee makes recommendations to the Board regarding the compensation of our named executive officers, including the structure and design of the compensation programs. The Compensation Committee is responsible for retaining and terminating compensation consultants and determining the terms and conditions of their engagement. During fiscal 2025, the Compensation Committee did not engage any compensation consultants.

Elements of Executive Compensation

We focus our named executive officer compensation program on three related but distinct elements: base salary, cash bonuses and stock-related compensation.

Base Salary

Base salaries take into consideration a number of factors, including the named executive officer’s job performance, our corporate performance, and compensation practices observed in the market. In its evaluation of performance for the renewal of our former CEO’s and Principal Financial Officer’s employment agreements, the Compensation Committee considered our corporate performance, increases in stockholder value and advances in the Company’s clinical trials. In July 2025, after considering the above factors, the annualized base salary of our former CEO was increased from $700,000 to $800,000, and the annualized base salary of our Principal Financial Officer remained unchanged at $279,840 Canadian dollars (calculated by the conversion rate in effect at the end of fiscal 2025).

Annual Discretionary Cash Bonuses

The Company has an annual discretionary cash bonus program. We provide such bonuses to motivate executive officers to perform on behalf of general corporate goals and to perform in their areas of responsibility. The Compensation Committee of our Board works with the CEO, on an annual basis, to evaluate the Company’s financial performance of the prior year, and overall financial condition of the Company to determine if discretionary bonuses are to be paid. Our Compensation Committee independently evaluates the performance of our CEO in the prior year, as well as the overall financial condition of the Company to determine if a discretionary bonus of up to 20% of base salary shall be paid.

Equity Compensation

Only our Board, acting in its sole discretion, or the Compensation Committee may grant stock options to our named executive officers. We view stock options as one of the more important components of our long-term, performance-based compensation philosophy. We provide stock options through initial grants at or near the date of hire and subsequent periodic/annual grants. Generally, initial stock option grants vest over a three-year period and have an exercise price equal to the fair market value of our stock at the time of grant. Initial grant amounts are based on ranges that take into consideration a named executive officer’s job responsibilities and competitive market data. We grant periodic additional stock options to reflect the individual’s ongoing contributions to the long-term success and growth of the Company, to incentivize individuals to remain with the Company and to provide a long-term incentive to achieve or exceed our corporate goals. We do not have a program, plan or practice to time stock option grants to our named executive officers in coordination with the release of material nonpublic information. We have not re-priced any of our stock options and do not intend to re-price or otherwise adjust outstanding stock options at any time in the future.

Equity compensation includes stock option grants within the terms of our 2022 Omnibus Incentive Plan. Each named executive officer is eligible for stock option grants under the 2022 Omnibus Incentive Plans which may vest over a required service period, “Time Based Awards,” or upon achievement of certain performance criteria, “Performance Awards.” Generally, our Compensation Committee grants Time Based Awards at or near the date of hire. Such grants are intended to link compensation with stockholder value over time. Subsequent awards are generally granted as Performance Awards, which are intended to align compensation with the Company’s short-term and long-term objectives. Our Compensation Committee selects performance goals that reflect the Company’s short-term and longer-term objectives to ensure named executive officers are rewarded for the successful and timely accomplishment of these objectives. Historically, these performance criteria have included milestones in connection with the successful execution and enrollment of the Company’s clinical trial programs.

In March 2025, our Compensation Committee granted options to our former CEO and Principal Financial Officer, which vest in four equal tranches based on four performance milestones.

Other Compensation

Other components of the compensation of our named executive officers include employee medical benefit plans and retirement plan contributions.

Employee Medical Benefit Plans. Our employee medical and welfare benefit plans include medical, dental, life, disability and accidental death and dismemberment insurance.

401(k) Plan. We have a defined-contribution savings plan under Section 401(k) of the Internal Revenue Code. The plan covers all United States based employees. United States based employees eligible to participate in the plan may contribute up to the current statutory limits under the Internal Revenue Service regulations. The 401(k) plan permits the Company to make additional matching contributions on behalf of contributing employees.

Registered Retirement Savings Plan (“RRSP”) Plan. We have a defined-contribution savings plan governed by Section 146 (1) of the Income Tax Act of Canada. The plan covers all Canadian based employees. Canadian based employees eligible to participate in the plan may contribute up to the current statutory limits under the Canadian regulations. The RRSP plan permits the Company to make additional matching contributions on behalf of contributing employees.

Compensation Committee Interlocks and Insider Participation

 No member of the Compensation Committee has ever been an officer or employee of the Company. None of the named executive officers currently serves or has served on the Compensation Committee or board of directors of any other entity that has one or more named executive officers serving as a member of the Board or Compensation Committee of the Company.

Managing Compensation-Related Risks

Although a portion of the compensation provided to our executive officers and other employees is performance-based, the executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that the compensation program is designed to encourage executive officers and other employees to remain focused on both short-term and long-term strategic goals within the context of our pay-for-performance compensation philosophy.

Anti-Hedging Policy

We have adopted an Insider Trading Policy that, among other things, expressly prohibits all of our employees, including our named executive officers, as well as our directors, and certain of their family members and related entities, from engaging in short sales of our securities, purchases or sales of puts, calls or other derivative securities based on our securities, and purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities.

Insider Trading Policy

We have adopted an Insider Trading Policy and related procedures governing the purchase, sale and other dispositions of our securities by our directors, officers and employees. We believe our Insider Trading Policy and related procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to us.

Our Insider Trading Policy prohibits short sales and derivative transactions of our securities, including short sales “against the box” (a sale with a delayed delivery); purchases or sales of puts, calls or other derivative securities of the Company; or other hedging or monetization transactions such as zero-cost collars and forward sale contracts, as they involve the establishment of a short position. In addition, our Insider Trading Policy prohibits purchasing our securities on margin, borrowing against our securities held in a margin account, or pledging our securities as collateral for a loan, subject only to limited exceptions that may be approved in advance by our Principal Financial Officer.

Our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2025. In addition, transactions by us in our own securities are entered into after evaluation by our legal counsel for compliance with applicable securities laws.

Clawback Policy

In November 2023, the Board adopted an executive officer compensation clawback policy that may be applied in the event of a material financial restatement. The clawback policy covers all of the named executive officers and includes all incentive-based compensation. Specifically, in the event of an accounting restatement, the Company must recover, reasonably promptly, erroneously awarded compensation in amounts determined pursuant to the policy. Compensation that may be recoverable under the policy includes cash or equity-based compensation for which the grant, payment or vesting (or any portion thereof) is or was predicated upon the achievement of specified financial results that are impacted by the material financial restatement, and the amount of compensation that may be impacted by the clawback policy is the difference between the amount paid or granted, and the amount that should have been paid or granted, if calculated on the updated financials. Recovery under the policy with respect to an executive officer will not require the finding of any misconduct by such executive officer or such executive officer being found responsible for the accounting error leading to an accounting restatement. Our equity awards provide that the Company may annul an award if the grantee incurs a separation from service for “cause” (as defined in the agreements). In such case, all awards and any amounts or benefits received or outstanding shall be subject to cancellation, recoupment, rescission, payback and other action in accordance with the terms of the Company Clawback Policy or any applicable law. In addition, in the event of a restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, an employee shall be required to reimburse the Company for any amounts earned or payable with respect to an award granted under the Company’s equity plan to the extent required by law and the Company’s clawback policy. A copy of the clawback policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

Stock Ownership Guidelines

We do not have any stock ownership guidelines, ownership goals or holding requirements. If and as we succeed in achieving approval for and commercializing our product candidates, we expect that we will adapt the elements of our compensation program as appropriate and may include or substitute other elements in our compensation program. Changes in the elements of our compensation program may also reflect changes in the importance of tax or accounting treatments of a particular element of our compensation program.

Results of 2024 Say-on-Pay Advisory Vote

In 2024, our stockholders approved, in a non-binding advisory vote by 83.8%, the 2023 compensation paid to the Company’s named executive officers. We considered the stockholders’ vote in our review of our compensation programs and in establishing compensation for our named executive officers in 2023.

Policies and Practices for Granting Certain Equity Awards

Our policies and practices regarding the granting of equity awards are carefully designed to ensure compliance with applicable securities laws and to maintain the integrity of our executive compensation program. The Compensation Committee is responsible for the timing and terms of equity awards to executives and other eligible employees.

The timing of equity award grants is determined with consideration to a variety of factors, including but not limited to, the achievement of pre-established performance targets, market conditions and internal milestones. The Company does not follow a predetermined schedule for the granting of equity awards; although the Company generally grants equity-based awards annually after the completion of annual calendar year performance review process. Each grant is considered on a case-by-case basis to align with the Company’s strategic objectives and to ensure the competitiveness of our compensation packages.

In determining the timing and terms of an equity award, the Board or the Compensation Committee may consider material nonpublic information to ensure that such grants are made in compliance with applicable laws and regulations, but does not take material nonpublic information into account when determining the terms of awards. The Board’s or the Compensation Committee’s procedures to prevent the improper use of material nonpublic information in connection with the granting of equity awards include oversight by legal counsel and, where appropriate, delaying the grant of equity awards until the public disclosure of such material nonpublic information.

For all stock option awards, the exercise price is the closing price of the Company’s Common Stock on the Nasdaq on the date of the grant. If the grant date falls on a non-trading day, the exercise price is the closing price of the Company’s Common Stock on the Nasdaq on the last trading day preceding the date of grant.

During fiscal 2025, the Company did not grant equity awards to its named executive officers during the four business days prior to or the one business day following the filing of a quarterly report on Form 10-Q or an annual report on Form 10-K or the filing or furnishing of a Form 8-K that discloses material nonpublic information. The Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for named executive officer grants in fiscal 2025.

The Company is committed to maintaining transparency in its executive compensation practices and to making equity awards in a manner that is not influenced by the timing of the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Company regularly reviews its policies and practices related to equity awards to ensure they meet the evolving standards of corporate governance and continue to serve the best interests of the Company and its stockholders.

Compensation Committee Report

The members of the Company’s Compensation Committee hereby state:

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis, required by Item 402(b) of Regulation S-K, included in the Annual Report on Form 10-K for the year ended September 30, 2025 filed with the SEC on November 25, 2025. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the year ended September 30, 2025 filed with the SEC on November 25, 2025.

The foregoing report has been furnished by the Compensation Committee.

Claus van der Velden, Ph.D., Committee Chair
Peter Donhauser, D.O.
Steffen Thomas, Ph.D.

Summary Compensation

The particulars of compensation paid to our named executive officers for the three most recently completed fiscal years:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All other Compensation ($)(2)	Total ($)
Christopher Missling(3)	2025	723,485	140,000	3,083,000	12,600	3,959,085
Former President, Chief Executive	2024	700,000	140,000	1,927,600	16,100	2,783,700
Officer and Director	2023	700,000	124,753	3,066,200	3,500	3,894,453
Sandra Boenisch(4)	2025	199,858	37,709	308,200	9,503	555,270
Principal Financial	2024	201,468	—	192,700	8,059	402,227
Officer and Treasurer	2023	186,883	—	306,700	7,475	501,058

(1)	For additional information relating to assumptions made in the valuation for fiscal 2025 awards reflected in this column, see Note 5 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.
(2)	Comprised of employer matching of defined contribution savings plans.
(3)	Dr. Missling’s employment as our President and Chief Executive Officer was terminated effective April 30, 2026.
(4)	Compensation to Ms. Boenisch denominated in Canadian Dollars and has been translated to US dollars at an exchange rate of 0.714188 during the year ended September 30, 2025 (2024: 0.73733; 2023: 0.7416).

Employment Agreements

Christopher Missling

We and Dr. Missling entered into an employment agreement dated July 5, 2013, as amended and extended most recently by the fourth amendment effective July 5, 2025 (the “Former CEO Employment Agreement”), pursuant to which we paid Dr. Missling an annual base salary of $800,000 as of September 30, 2025. In addition, Dr. Missling was eligible to earn an annual cash bonus for each whole or partial calendar year of up to twenty percent of his base salary, and to participate in our employee benefit plans. We had agreed to indemnify Dr. Missling in connection with his provision of services to us. Dr. Missling’s employment as our President and Chief Executive Officer was terminated effective April 30, 2026.

Sandra Boenisch

We and Ms. Boenisch entered into an amended and restated employment agreement dated October 4, 2017, as amended and extended most recently by the third amendment effective July 5, 2025 (the “PFO Employment Agreement”), pursuant to which Ms. Boenisch’s annual base salary was $279,840 Canadian dollars. Effective April 1, 2026, Ms. Boenisch’s annual base salary was increased to $288,235 Canadian dollars. In addition, Ms. Boenisch is eligible to earn an annual cash bonus for each whole or partial calendar year of up to twenty percent of her base salary, and to participate in our employee benefit plans. Ms. Boenisch is eligible for discretionary salary increases.

Equity Compensation

Grants of Plan-Based Awards

The following table sets forth the awards granted for each named executive officer during the year ended September 30, 2025 under our 2022 Omnibus Incentive Plan:

		All other option awards
Name	Grant Date	Number of securities underlying options (#)(1)	Exercise or base price of option award ($/sh)	Grant date fair value of option awards ($) (2)
Christopher Missling	March 31, 2025	500,000	$8.58	$3,083,000
Sandra Boenisch	March 31, 2025	50,000	$8.58	$308,200

(1) Represents shares of our Common Stock underlying options awarded, each of which vest over time.

(2) Represents the fair value of each equity award on the date of grant, as computed in accordance with FASB ASC 718.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer and director certain information concerning the outstanding equity awards as of September 30, 2025.

	Option Awards
Name	Number of Securities Underlying Exercisable Options (#)	Number of Securities Underlying Unexercisable Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Christopher Missling(1)	379,625	—	—	6.26	July 5, 2026
	861,429	—	—	7.06	July 18, 2026
	500,000	—	—	3.28	September 22, 2026
	450,000	—	—	5.92	May 12, 2027
	400,000	—	—	3.30	December 13, 2027
	450,000	—	—	2.30	May 15, 2028
	409,500	—	—	2.58	October 1, 2028
	750,000	—	—	3.15	May 3, 2029
	550,000	—	—	2.96	January 6, 2030
	550,000	—		5.49	December 30, 2030
	—	500,000	—	18.11	August 2, 2031
	166,667	333,333	—	7.54	June 14, 2032
	250,000	250,000	—	10.09	June 27, 2032
	250,000	250,000	—	8.57	March 31, 2033
	125,000	375,000	—	5.36	February 20, 2034
	125,000	375,000	—	8.58	March 31, 2035
Sandra Boenisch(1)	30,000	—	—	3.30	December 13, 2027
	30,000	—	—	2.30	May 15, 2028
	27,300	—	—	2.58	October 1, 2028
	35,000	—	—	2.93	June 4, 2029
	70,000	—	—	2.96	January 6, 2030
	50,000	—	—	5.49	December 30, 2030
	—	40,000	—	18.11	August 2, 2031
	20,000	20,000	—	10.09	June 27, 2032
	25,000	25,000	—	8.57	March 31, 2033
	12,500	37,500	—	5.36	February 20, 2034
	12,500	37,500	—	8.58	March 31, 2035

(1)	On March 31, 2025, our Compensation Committee granted options to our former CEO to purchase 500,000 shares of Common Stock and Principal Financial Officer to purchase 50,000 shares of Common Stock, which vest in four equal tranches based on four performance milestones including (1) the Company engaging in a second Regulatory dialogue for blarcamesine, (2) the publication of preclinical blarcamesine prevention Alzheimer’s disease data, (3) the publication of blarcamesine clinical/biomarker Alzheimer’s disease data and (4) the Company entering into a collaboration or licensing agreement.

Option Exercises and Stock Vested

The following table sets forth for each named executive officer awards that were exercised during the year ended September 30, 2025:

	Option Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)
Christopher Missling	687,500	5,161,206
Sandra Boenisch	—	—

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

There was no nonqualified deferred compensation for our named executive officers in fiscal 2025.

CEO Pay Ratio Disclosure

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Dr. Missling, who served as our CEO throughout fiscal 2025. Based on the information for fiscal 2025, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 16:1. Our pay ratio estimate was calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

We identified the median employee by examining the annual base salary compensation as of September 30, 2025 for all individuals, excluding Dr. Missling. We excluded independent contractors retained on an as-needed basis, whose compensation is determined by an unaffiliated third party, and who are therefore not considered our employees for purposes of the pay ratio calculation.

We included all employees who were employed by us as of September 30, 2025. We selected the determination date and measurement period because this was the most recent period for which employee census and compensation information was readily available. Salaries and wages were annualized for those employees who were not employed for the full year of fiscal 2025. We selected annual base salary as our compensation measure because it is readily available in our existing payroll systems, it is consistently calculated for each employee, and because it is a reasonable proxy for total compensation for purposes of determining the median employee. We did not apply any cost-of-living adjustments to the compensation of employees in jurisdictions other than the jurisdiction in which the CEO resides.

Once we identified our median employee, we calculated such employee’s annual total compensation for fiscal 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $248,195. The median employee’s annual total compensation includes annualized base salary, annualized bonus, annualized 401(k) or RRSP matching contributions, and the fair value of awards granted during the fiscal year ended September 30, 2025 under our 2022 Omnibus Incentive Plan.

With respect to the CEO, we used the amount reported as total compensation in the Summary Compensation Table included above. Any estimates and assumptions used to calculate total annual compensation are described in footnotes to the Summary Compensation Table.

Pay Versus Performance

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or the remuneration committee view the link between our performance and named executive officer pay. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive and Director Compensation- Our Executive Compensation Program and Philosophy.” For the most recently completed fiscal year, we did not use any “financial performance measures” as defined in Item 402(v) of Regulation S-K to link compensation paid to the named executive officers. Accordingly, we have omitted the tabular list of financial performance measures and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K.

The following table and supporting narrative contain information regarding “compensation actually paid” to our named executive officers and the relationship to Company performance.

Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (3)	Net Income (Loss) (thousands) (4)	Stock Price ($) (5)
2025	$3,959,085	$9,690,966	$555,270	$956,575	$196	$119	($46,377)	$8.90
2024	$2,783,700	($3,731,025)	$402,227	($6,023)	$125	$116	($43,002)	$5.68
2023	$3,894,453	$4,266,103	$501,058	$542,478	$144	$95	($47,505)	$6.55
2022	$6,753,643	$259,400	$452,503	($44,360)	$227	$90	($47,978)	$10.32
2021	$9,417,057	$25,756,400	$882,614	$2,512,063	$395	$120	($37,909)	$17.95

(1)	Reflects compensation for our former CEO, Christopher Missling, who served as our Principal Executive Officer for all years included in the table above.

(2)	Reflects compensation for Sandra Boenisch for all years included in the table above.

(3)	Peer Group used for TSR comparisons reflects the Nasdaq Biotechnology Index.

(4)	Net Income (Loss) is the dollar amount reported in the Company’s audited consolidated financial statements for the applicable year.

(5)	Pursuant to Item 402(v) of Regulation S-K, we determined our stock price to be the most important financial performance measure used to link Company performance to “Compensation Actually Paid” to our PEO and other named executive officers in 2025. Stock price reflects the close price on the last trading day of the fiscal year.

To calculate “compensation actually paid” for our CEO and other named executive officers the following adjustments were made to Summary Compensation Table total pay.

Adjustments	Principal Executive Officer 2025	Other Named Executive Officers 2025
Summary Compensation Table Total	$3,959,085	$555,270
Deduction for amounts reported in “Option Awards” column of the Summary Compensation Table	$3,083,000	$308,200
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	$2,249,054	$224,905
Addition of fair value of awards granted during applicable FY that vested during applicable FY, determined as of vesting date	$853,092	$85,309
Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding	$3,293,666	$246,833
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	$2,419,069	$152,408
Compensation Actually Paid	$9,690,966	$956,575

“Compensation Actually Paid” reflects the exclusions and inclusions of equity awards for the PEO and the Non-PEO named executive officer and calculated in accordance with FASB ASC Topic 718 using the valuation methodologies and assumptions set forth in the calculation of the grant date fair value of these awards as disclosed in the Company’s audited financial statements for the fiscal year in which equity awards were granted.

Compensation Actually Paid Versus Company Performance

Tabular List of Company Performance Measures

The most important financial performance measure used by the Company to link executive compensation actually paid to our named executive officers for the most recent fiscal year to the Company’s performance was:

(1)	Stock price

The Company did not use any other financial measures in incentive plans linking performance to compensation actually paid for our named executive officers.

Effects of a Change of Control on Certain Contractual Obligations

Incentive Plans

Pursuant to Section 15.3.2(iv) of each of the Anavex Life Sciences Corp. 2015 Omnibus Incentive Plan, the Anavex Life Sciences Corp. 2019 Omnibus Incentive Plan, and the Anavex Life Sciences Corp. 2022 Omnibus Incentive Plan (collectively, the “Incentive Plans”), a change in control includes when, during any period of 24 consecutive months, the Incumbent Directors cease to constitute a majority of the Board (hereafter referred to as a “Board Change CIC”). The term “Incumbent Directors” means individuals who were members of the Board at the beginning of such period or individuals whose election or nomination for election to the Board by the Company’s stockholders was approved by a vote of at least a majority of the then Incumbent Directors, but excluding any individual whose initial election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors. Because only Dr. Ma, Dr. Donhauser and Dr. van der Velden would qualify as Incumbent Directors following the 2026 Annual Meeting, Incumbent Directors will constitute less than a majority of the Board regardless of whether all or a portion of the Executive Committee’s director nominees or all or a portion of the PVG Nominees are elected to the Board, thus triggering the Board Change CIC provision of the Incentive Plans.

Pursuant to Section 15.3.1 of each of the Incentive Plans, if there is a Board Change CIC:

●	all outstanding awards granted to non-employee directors become fully exercisable, all restrictions lapse and such awards become vested and non-forfeitable, and any specified performance goals are deemed satisfied at target; and

●	all outstanding award granted to other Service Providers, which include employees, officers or consultants of the Company or the Company’s affiliates, become fully exercisable, all restrictions (other than for performance awards) lapse and become vested and non-forfeitable, and for performance awards, the target payout opportunities are deemed fully earned based upon the greater of (a) assumed achievement at the “target” level or (b) actual achievement as of the Company's fiscal quarter end preceding the Change in Control, with pro rata vesting based on the portion of the performance period completed.

Employment Agreement

The PFO Employment Agreement, between the Company and Ms. Boenisch, contains the same Change in Control and Incumbent Directors definitions as the Incentive Plans, and the Change in Control would be triggered for the same reasons described above. Under Section 3(d)(v) of the Third Amendment, 100% of any unvested stock options granted to Ms. Boenisch would become immediately vested and exercisable upon the Board Change CIC.

Compensation of Directors

The table below shows the compensation of our non-employee directors for the fiscal year ended September 30, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jiong Ma	41,000	—	323,060	—	—	—	364,060
Claus van der Velden	41,000	—	323,060	—	—	—	364,060
Athanasios Skarpelos(2)	25,000	—	323,060	—	—	—	348,060
Steffen Thomas	25,000	—	323,060	—	—	—	348,060
Peter Donhauser	25,000	—	323,060	—	—	—	348,060

(1)	Includes stock option awards valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the non-employee director upon vesting. On September 30, 2025, the aggregate number of outstanding vested and unvested stock option awards held by each director was as follows: Dr. Ma possessed options to purchase 260,000 shares, Dr. van der Velden possessed options to purchase 405,500 shares, Mr. Skarpelos possessed options to purchase 455,500 shares, Dr. Thomas possessed options to purchase 455,500 shares and Dr. Donhauser possessed options to purchase 405,500 shares.

(2)	Mr. Skarpelos passed away in December 2025.

We currently compensate non-employee directors $25,000 per year, paid in quarterly installments. We compensate Dr. Ma an additional $4,000 per quarter for acting as Chair. We compensate Claus van der Velden an additional $4,000 per quarter for performing the functions of Chairman of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

We regularly grant members of the Board of Directors awards of options. Each Board member is granted options initially when they join the Board of Directors, which typically vest over a three-year period. Additionally, we grant awards on an annual basis. Annual awards of options typically vest over three years. In 2025, the annual grant was 50,000 options to each director.

In addition, directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our Board of Directors may award further special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors. Executive officers are eligible for the broad-based retirement plans described more fully above.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Potential Payments Upon Termination

The Company was a party to employment contracts with our former CEO and with our Principal Financial Officer that contained provisions for payment of severance upon termination by either the Company without cause or by the employee for good reason. General terms of these arrangements as of September 30, 2025 are described below. Capitalized terms that are not defined in this proxy statement shall have the meanings ascribed thereto in the respective employment agreements.

Our Former CEO Employment Agreement with Dr. Missling contained provisions regarding our obligations upon his termination and upon a Change in Control. Any capitalized term not defined herein is used as defined in the Former CEO Employment Agreement. If Dr. Missling’s employment had been terminated by us without Cause, he would have been entitled to receive payments by us consisting of (i) reimbursement of any unpaid business expenses to which he was entitled to reimbursement that were incurred prior to the effective date of his termination, (ii) all vested compensation and benefits to which he was entitled as of the Termination Date, (iii) a severance payment consisting of the three times the sum of (a) his annual salary in effect at the time of termination and (b) the average of the annual Bonuses payable to him for the last three completed calendar years prior to the Termination Date, (iv) all outstanding and unvested stock options and all options previously vested would have become and remained exercisable for no less than three years from the Termination Date; (v) all of his unvested and outstanding restricted stock, restricted stock units or other equity awards that were unvested and outstanding as of the Termination Date would have vested and settled within ten business days after the Termination Date, (vi) life insurance coverage until the end of the term of the Former CEO Employment Agreement; and (vii) continued participation in all medical, dental and hospitalization benefits plans or programs for Dr. Missling and his eligible dependents for 36 months or until he received similar benefits at a new employer, at his sole cost. If Dr. Missling’s employment had been terminated by him for Good Reason, he would have been entitled to receive the same as the above; however, the severance payment would have consisted of three times his annual salary in effect at the time of termination and two times the average annual Bonuses payable to him for the last three completed calendar years prior to the Termination Date.

If Dr. Missling had been terminated by the Company without cause on September 30, 2025, he would have been entitled to a severance payment of $2.8 million. If Dr. Missling had terminated his employment for Good Reason on September 30, 2025, he would have been entitled to a severance payment of $2.7 million.

Dr. Missling’s employment was terminated for cause effective April 30, 2026.

Our PFO Employment Agreement (together with the Former CEO Employment Agreement, the “Employment Agreements”) with Ms. Boenisch contains provisions regarding our obligations upon her termination. Any capitalized term not defined herein is used as defined in the PFO Employment Agreement. Under the PFO Employment Agreement, if Ms. Boenisch is terminated without Cause, the Company shall pay Ms. Boenisch severance compensation equal to twelve months base salary payable by the Company for the twelve-month period following the Termination. In addition, the Company must provide Ms. Boenisch thirty (30) day notice of her Termination. If the Company opts to have Ms. Boenisch cease providing services to the Company prior to the expiration of the thirty (30) day notice-period (the “Notice Period”), Ms. Boenisch shall receive the Compensation and Benefits for the full length of the Notice Period as if such period was not waived. In addition, any unvested stock options or stock awards vesting in the contract year of Termination held by Ms. Boenisch as of the Date of Termination shall immediately vest.

If Ms. Boenisch was terminated by the Company without cause on September 30, 2025, she would have been entitled to continued salary payments equal to $0.2 million in total.

The following table presents accelerated vesting for certain equity awards outstanding at the time of the executive’s termination for each Named Executive Officer, if employment were terminated by either the Company without cause or by the employee for good reason on September 30, 2025:

	Vesting Upon Termination
Named Executive Officer	Unvested Stock Options (#)		Stock Option Awards Estimated Benefit ($)(1)
Christopher Missling	2,083,333		1,983,333
Sandra Boenisch	—	(2)	—

(1) Estimated benefit based on the closing stock price of $8.90 as of September 30, 2025.

(2) Ms. Boenisch’s unvested stock options as of September 30, 2025 all contained performance based vesting conditions, therefore such options would not automatically vest upon Termination.

Potential Payments Upon Change in Control

If the Company was subject to a Change in Control (as defined in the Employment Agreements) on September 30, 2025, then the Former CEO Employment Agreement would have provided and the PFO Employment Agreement provides that all previously granted but unvested stock options held by Dr. Missling and Ms. Boenisch would vest.

The following table presents accelerated vesting for certain equity awards outstanding to the Named Executive Officer, if a Change in Control had occurred on September 30, 2025:

	Vesting Due to Change in Control
Named Executive Officer	Unvested Stock Options (#)	Stock Option Awards Estimated Benefit ($)(1)
Christopher Missling	2,083,333	1,983,333
Sandra Boenisch	160,000	153,000

(1) Estimated benefit based on the closing stock price of $8.90 as of September 30, 2025.

For a complete description of these terms and conditions please refer to the Former CEO Employment Agreement and PFO Employment Agreement (and their amendments) filed as exhibits to our Annual Report on Form 10-K filed on November 25, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership Common Stock as of July 30, 2026, by: (i) each current director and director nominee; (ii) each of the named executive officers; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the Common Stock. Applicable percentages are based on 92,696,842 shares of Common Stock outstanding on July 31, 2026.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of July 30, 2026. The information does not necessarily indicate beneficial ownership for any other purpose.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class (1)
Directors and Named Executive Officers(2)
Common Stock	Jiong Ma (Director, Chair)	210,001	(3)	*
Common Stock	Terrie Kellmeyer (Interim CEO)	68,335	(4)	*
Common Stock	Claus van der Velden (Director)	355,501	(5)	*
Common Stock	Peter Donhauser (Director)	360,501	(6)	*
Common Stock	Axel Paeger (Director)	—		*
Common Stock	Sandra Boenisch (Principal Financial Officer)	359,463	(7)	*
Common Stock	Steffen Thomas (Director)	449,152	(8)	*
Common Stock	Christopher Missling (Director and Former CEO)	3,719,665	(9)	3.93%
Common Stock	Gautam Patel (Director Nominee)	—		*
Common Stock	Adrian Senderowicz (Director Nominee)	—		*
Common Stock	Current Directors & Executive Officers as a group (8 persons)	5,522,618		5.71%
5% Holders
Common Stock	BlackRock, Inc.	6,671,075	(10)	7.20%
Common Stock	Vanguard Capital Management LLC	4,663,459	(11)	5.03%

*Less than 1%

(1)	Percentage of ownership is based on 92,696,842 shares of our Common Stock issued and outstanding as of July 30, 2026. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	The address for each of our executive officers and directors is c/o Anavex Life Sciences Corp., 630 5th Avenue, 20th Floor, New York, New York.

(3)	Includes options to purchase 35,000 shares of our Common Stock at $13.01 per share, options to purchase 25,000 shares of our Common Stock at $18.11 per share, options to purchase 50,000 shares of our Common Stock at $10.09 per share, options to purchase 50,000 shares of our Common Stock at $8.57 per share, options to purchase 33,334 shares of our Common Stock at $5.36 per share and options to purchase 16,667 shares of our Common Stock at $8.58 per share that have vested or are vesting within 60 days. Excludes options to purchase 16,666 shares of our Common Stock at $5.36 per share and options to purchase 33,333 shares of Common Stock at $8.58 per share that do not vest within 60 days.

(4)	Includes options to purchase 40,835 shares of our Common Stock at $7.21 per share, options to purchase 2,500 shares of our Common Stock at $5.36 per share and options to purchase 25,000 shares of our Common Stock at $8.58 per share that are vested or are vesting within 60 days. Excludes options to purchase 5,833 shares of our Common Stock at $7.21 and options to purchase 5,000 shares of our Common Stock at $5.36 and options to purchase 25,000 shares of our Common Stock at $8.58 per share that do not vest within 60 days.

(5)	Includes options to purchase 50,000 shares of our Common Stock at $2.60 per share, options to purchase 45,500 shares of our Common Stock at $2.58 per share, options to purchase 50,000 shares of our Common Stock at $2.96 per share, options to purchase 35,000 shares of our Common Stock at $5.49 per share, options to purchase 25,000 shares of our Common Stock at $18.11 per share, options to purchase 50,000 shares of our Common Stock at $10.09 per share, options to purchase 50,000 shares of our Common Stock at $8.57 per share, options to purchase 33,334 shares of our Common Stock at $5.36 per share and options to purchase 16,667 shares of our Common Stock at $8.58 per share that have vested or are vesting within 60 days. Excludes options to purchase 16,666 shares of our Common Stock at $5.36 per share, options to purchase 33,333 shares of Common Stock at $8.58 per share that do not vest within 60 days.

(6)	Includes options to purchase 50,000 shares of our Common Stock at $5.39 per share, options to purchase 45,500 shares of our Common Stock at $2.58 per share, options to purchase 50,000 shares of our Common Stock at $2.96 per share, options to purchase 35,000 shares of our Common Stock at $5.49 per share, options to purchase 25,000 shares of our Common Stock at $18.11 per share, options to purchase 50,000 shares of our Common Stock at $10.09 per share, options to purchase 50,000 shares of our Common Stock at $8.57 per share and options to purchase 33,334 shares of our Common Stock at $5.36 per share and options to purchase 16,667 shares of our Common Stock at $8.58 per share that have vested or are vesting within 60 days. Excludes options to purchase 16,666 shares of our Common Stock at $5.36 per share and options to purchase 33,333 shares of Common Stock at $8.58 per share that do not vest within 60 days.

(7)	Includes options to purchase 30,000 shares of our Common Stock at $3.30 per share, options to purchase 30,000 shares of our Common Stock at $2.30 per share, options to purchase 27,300 shares of our Common Stock at $2.58 per share, options to purchase 35,000 shares of our Common Stock at $2.93 per share, options to purchase 70,000 shares of our Common Stock at $2.96 per share, options to purchase 50,000 shares of our Common Stock at $5.49 per share, options to purchase 20,000 shares of Common Stock at $10.09 per share, options to purchase 25,000 shares of our Common Stock at $8.57 per share, options to purchase 25,000 shares of our Common Stock at $5.36 per share and options to purchase 25,000 shares of our Common Stock at $8.58 per share that have vested or are vesting within 60 days. Excludes options to purchase 40,000 shares of our Common Stock at $18.11 per share, options to purchase 20,000 shares of our Common Stock at $10.09 per share, options to purchase 25,000 shares of our Common Stock at $8.57 per share, options to purchase 25,000 shares of Common Stock at $5.36 per share and options to purchase 25,000 shares of our Common Stock at $8.58 per share that do not vest within 60 days.

(8)	Includes options to purchase 100,000 shares of our Common Stock at $3.28 per share, options to purchase 45,500 shares of our Common Stock at $2.58 per share, options to purchase 50,000 shares of our Common Stock at $2.96 per share, options to purchase 35,000 shares of our Common Stock at $5.49 per share, options to purchase 25,000 shares of our Common Stock at $18.11 per share, options to purchase 50,000 shares of our Common Stock at $10.09 per share, options to purchase 50,000 shares of our Common Stock at $8.57 per share, options to purchase 33,334 shares of our Common Stock at $5.36 per share and options to purchase 16,667 shares of our Common Stock at $8.58 per share that have vested or are vesting within 60 days. Excludes options to purchase 16,666 shares of our Common Stock at $5.36 per share and options to purchase 33,333 shares of Common Stock at $8.58 per share that do not vest within 60 days.

(9)	Includes options to purchase 500,000 shares of our Common Stock at $3.28 per share, options to purchase 450,000 shares of our Common Stock at $5.92 per share, options to purchase 400,000 shares of our Common Stock at $3.30 per share, options to purchase 450,000 shares of our Common Stock at $2.30 per share, options to purchase 409,500 shares of our Common Stock at $2.58 per share, that are vested or are vesting within 60 days.

(10)	Based on the Schedule 13G/A as filed with the SEC dated on January 25, 2024. The principal business address for BlackRock, Inc. is c/o BlackRock, Inc., 50 Hudson Yards, New York, NY 10001.

(11)	Based on the Schedule 13G as filed with the SEC dated on July 31, 2026, reflecting sole voting power over 608,870 shares of our Common Stock and sole dispositive power over 4,663,459, filed by Vanguard Capital Management LLC and the following affiliates of Vanguard Capital Management LLC or business divisions of such affiliates: Vanguard Asset Management Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisers, LLC and Vanguard Investments Australia Ltd. The principal business address for Vanguard Capital Management LLC is 100 Vanguard Blvd,, Malvern, PA, 19355.

Change in Control

We are unaware of any contract or other arrangement, the operation of which may at a subsequent date result in a change of control of our Company. We expect the results of the Annual Meeting to result in a “change in control” under certain of our material contracts. For a discussion of the effects of such a change of control, please see the section entitled “Effects of a Change of Control on Certain Contractual Obligations” above.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent (10%) of our outstanding Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC.

Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who own more than 10% of our Common Stock were complied with in fiscal year 2025, except for the following:

●	Form 4 filed December 6, 2024 for Sandra Boenisch reporting one transaction; and

●	Form 4 filed December 6, 2024 for Christopher Missling reporting one transaction.

FUTURE STOCKHOLDER PROPOSALS

Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. To have a proposal intended to be presented at our 2027 annual meeting of stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than April 12, 2027, which is 120 days before the anniversary of the filing date of this proxy (unless the date of the 2027 annual meeting of stockholders is not within thirty (30) days of September 24, 2027, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2027 annual meeting). Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

In addition, a stockholder may present any other proposal at the 2027 annual meeting of stockholders by providing notice of the proposal to the Corporate Secretary at our corporate headquarters no later than June 26, 2027, which is 45 days before the anniversary of the filing date of this proxy (unless the date of the 2027 annual meeting of stockholders is not within thirty (30) days of September 24, 2027, in which case the proposal must be received by no later than a reasonable time before we begin to print and send our proxy materials for the 2027 annual meeting of stockholders).

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company nominees at the 2027 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 26, 2027, which is 60 (sixty) days before the anniversary of the 2026 Annual Meeting. If the date of the 2027 annual meeting of stockholders changes by more than thirty (30) calendar days from the one-year anniversary date of the 2026 Meeting, then stockholders must provide notice by the later of 60 (sixty) days prior to the date of the 2027 annual meeting of stockholders or ten (10) calendar days following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made by the Company.

CODE OF ETHICS AND CONDUCT

Our Board adopted the Code of Ethics, applicable to all of our executives, directors and employees. The Code of Ethics is available in print to any stockholder that requests a copy. Copies may be obtained by contacting Investor Relations at our corporate headquarters. Our Code of Ethics is also available on our website at https://anavex.com/investors/#governance. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct required under Form 8-K by posting such information on our website.

TRANSACTIONS WITH RELATED PERSONS

Our Code of Business Conduct and the Audit Committee Charter, each available on our website at https://anavex.com/investors/#governance, set forth our policies and procedures for the review and approval of conflicts of interest and transactions with related persons, including transactions that would be required to be disclosed in this proxy in accordance with SEC rules.

In determining whether to approve or ratify a transaction with a related person, among the factors the Audit Committee may consider (as applicable) are: the Related Party’s name and the basis on which the person is deemed a Related Party; the Related Party’s interest in the transaction; whether the Related Party Transaction was initiated by the Company or the Related Party; the availability of other sources of comparable products or services from or to (as applicable) unrelated third party sources; whether the transaction with the Related Party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party; the approximate dollar value of the aggregate amount involved in the Related Party Transaction; the approximate dollar value of the amount of the Related Party’s interest in the Related Party Transaction; the material terms of and facts relating to the Transaction; whether the Transaction was undertaken in the ordinary course of business of the Company; the purpose of, and the potential benefits to the Company of the Related Party Transaction, and any other factors the Audit Committee deems relevant.

Other than as described below, there have been no other transactions, since October 1, 2024, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of the following persons had or will have a direct or indirect material interest.

i.	any director or executive officer of our Company;
ii.	any beneficial owner of shares carrying more than 5% of the voting rights attached to our outstanding shares of Common Stock; and
iii.	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

Legal Services

During the year ended September 30, 2025, and a portion of the year ending September 30, 2026, the brother of our former CEO provided legal services to the Company. In exchange for these services, the Company paid $88,541 in the year ended September 30, 2025, and $77,700 in the year ended September 30, 2026, to the brother of our former CEO. Additionally, during the year ended September 30, 2025, he was also issued options to purchase 50,000 shares of our Common Stock at $8.58 per share, which were approved by the Company’s Compensation Committee composed entirely of independent directors rather than the Company’s Audit Committee. The grant date fair value of the options was $308,200 computed in accordance with FASB ASC Topic 718. The value does not necessarily reflect the actual value that may be realized by the related party upon vesting. The options vest in four equal tranches based on four performance milestones. All such services provided by the related party to the Company were made in the ordinary course of business.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the 2026 Meeting. If any other matters properly come before the stockholders at the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

2026 MEETING PROXY MATERIALS AND RESULTS

Copies of this proxy statement and proxy materials ancillary hereto will be available on our website at www.anavex.com/investors and https://web.viewproxy.com/Anavex/2026. We intend to publish final results from the 2026 Meeting in a Current Report on Form 8-K, which will be filed with the SEC within four (4) business days from the 2026 Meeting, or as amended thereafter. You may obtain a copy of this and other materials (including the universal WHITE proxy card) free of charge at our website or the SEC at (800) 732-0330 or www.sec.gov.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

To reduce costs and reduce the environmental impact, we have adopted a procedure approved by the SEC known as “householding,” which is available to both registered stockholders and beneficial owners of shares held in “street name.” By “householding,” only one proxy statement would be or shall be delivered to two (2) or more stockholders who share an address, unless the Company has received contrary instruction from one (1) or more of such stockholders. The Company will promptly deliver, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the proxy statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company by writing to us at 630 Fifth Avenue, 20th Floor, New York, NY 10111 Attention: Terrie Kellmeyer, Ph.D. or telephoning us at 844-689-3939. Please note that because the Company expects the 2026 Meeting to be contested, the Company does not expect to implement “householding” for the 2026 Meeting.

APPENDIX A - ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of our Board, nominees for director and certain of our executive officers are “participants” with respect to the Company’s solicitation of proxies in connection with the 2026 Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors, Nominees and Executive Officers

The names of our executive officers, directors and director nominees, each a Participant, are set forth below. The principal occupations or employment of each such person is contained in the accompanying proxy statement. The business address of each such person is c/o Anavex Life Sciences Corp., 630 5th Avenue, 20th Floor, New York, New York.

•	Sandra Boenisch	•	Axel Paeger
•	Peter Donhauser	•	Steffen Thomas
•	Terrie Kellmeyer	•	Claus van der Velden
•	Jiong Ma	•	Gautam Patel
•	Christopher Missling	•	Adrian Senderowicz

Information Regarding Ownership of the Company’s Securities by Participants

The number of securities of the Company beneficially owned by directors. Directors nominees and executive officers who are Participants as of July 30, 2026 is set forth under the title “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement.

Information Regarding Transactions in the Company’s Securities by the Participants

The following table sets forth purchases and sales of the Company’s securities by the Participants during the past two years by the persons listed above under the title “Directors, Nominees and Executive Officers,” based on filings by such persons with the SEC. To the Company’s knowledge, none of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Securities	Transaction Description
Sandra Boenisch	1/6/2026	12,500	Grant of options to purchase Common Stock
	10/2/2025	12,500	Grant of options to purchase Common Stock
	8/20/2025	12,500	Grant of options to purchase Common Stock
	4/28/2025	12,500	Grant of options to purchase Common Stock
	1/15/2025	12,500	Grant of options to purchase Common Stock
	12/19/2024	12,500	Grant of options to purchase Common Stock
Peter Donhauser	3/31/2025	50,000	Grant of options to purchase Common Stock
Terrie Kellmeyer	5/4/2026	104,168	Grant of options to purchase Common Stock
Jiong Ma	3/31/2025	50,000	Grant of options to purchase Common Stock
Christopher Missling	1/6/2026	125,000	Grant of options to purchase Common Stock
	10/2/2025	125,000	Grant of options to purchase Common Stock
	9/11/2025	42,452	Acquisition of Common Stock from net exercise of options
	8/20/2025	125,000	Grant of options to purchase Common Stock
	4/28/2025	125,000	Grant of options to purchase Common Stock
	3/24/2025	217,503	Acquisition of Common Stock from net exercise of options
	1/15/2025	291,000	Grant of options to purchase Common Stock
	12/19/2024	125,000	Grant of options to purchase Common Stock
	11/19/2024	125,000	Grant of options to purchase Common Stock
Steffen Thomas	6/5/2025	38,651	Acquisition of Common Stock from net exercise of options
	3/31/2025	50,000	Grant of options to purchase Common Stock
Claus van der Velden	3/31/2025	50,000	Grant of options to purchase Common Stock

Miscellaneous Information Concerning the Participants

Other than as set forth in this Appendix A or elsewhere in this proxy statement and based on the information provided by each Participant, none of the Participants or their associates (a) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, or owns of record but not beneficially, any shares of Common Stock or other securities of the Company or any of its subsidiaries, or (b) beneficially owns, directly or indirectly, securities of any parent or subsidiary of the Company.

Other than as set forth in this Appendix A or elsewhere in this proxy statement and based on the information provided by each Participant, none of the Participants or their associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2026 Meeting. In addition, other than as set forth in this Appendix A or elsewhere in this proxy statement and based on the information provided by each Participant, none of the Participants listed above is now, or has been within the past year, a party to any contract, arrangement, or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. No Participant has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) during the past ten years.

As reported in the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2026, Dr. Terrie Kellmeyer entered into an employment agreement with the Company in connection with her appointment as Interim CEO. In connection with her appointment, Dr. Kellmeyer’s annual base salary was set at $500,000 and her annual bonus is anticipated to be 30% of her base salary. Pursuant to the terms of her employment agreement, Dr. Kellmeyer will be paid a one-time cash signing bonus of $150,000 and will be awarded 200,000 stock options at a meeting of the Company’s Compensation Committee as soon as reasonably practicable following her start date.

Other than as set forth in this Appendix A or elsewhere in this proxy statement and based on the information provided by each Participant, neither the Company nor any of the Participants listed above or any of their associates have or will have (a) any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (b) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

PLEASE ACT TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

2026 ANNUAL MEETING OF STOCKHOLDERS
ANAVEX LIFE SCIENCES CORP.
THIS WHITE PROXY IS SOLICITED ON BEHALF OF
THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS

WHITE PROXY

The undersigned hereby appoints Terrie Kellmeyer and Sandra Boenisch, or either of them, as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all of the shares of common stock that the undersigned is entitled to vote at the Anavex Life Sciences Corp. (the "Company") 2026 Annual Meeting of Stockholders (together with any adjournments, postponements or other delays thereof, the "Annual Meeting"). The Annual Meeting will be held virtually on September 24, 2026, at 8:30 a.m. Eastern Daylight Time.

THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SIX NOMINEES RECOMMENDED BY THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO VOTING INSTRUCTIONS ARE MADE WITH RESPECT TO ONE OR MORE PROPOSALS, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS' RECOMMENDATION(S) FOR SUCH PROPOSAL(S) AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF YOU VOTE "FOR" FEWER THAN SIX NOMINEES IN PROPOSAL 1, YOUR SHARES WILL BE VOTED "FOR" ONLY THOSE NOMINEES THAT YOU HAVE SO MARKED. IF YOU VOTE "FOR" MORE THAN SIX NOMINEES IN PROPOSAL 1, YOUR VOTE ON PROPOSAL 1 WILL BE INVALID AND WILL NOT BE COUNTED ON PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN THIS PROXY

PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

(continued and to be signed on the reverse side)

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your Anavex Life Sciences Corp. common stock at the upcoming Annual Meeting.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your proxy by Internet:

Please locate the Control Number printed below on your proxy card and access **www.proxyvotenow.com/avxl**. Then, simply follow the easy instructions on the voting site.

Submit your proxy by Telephone:

Please locate the Control Number printed below on your proxy card and call toll-free in the U.S. or Canada at **855-457-4811** on a touch-tone telephone (if outside the U.S. or Canada, call **575-215-3325**). Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the proxies to vote your shares in the same manner as if you had executed a proxy.

Submit your proxy by Mail:

If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the enclosed postage-paid envelope to: Anavex Life Sciences Corp. c/o First Coast Results, Inc., 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

[X] Please mark your vote as indicated in this example

THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ONLY THE SIX DIRECTOR NOMINEES RECOMMENDED BY THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

1. To elect six directors to the Board of Directors of the Company, each to hold office until the Company's next annual meeting of stockholders or until such director's successor is elected and qualified. Although you may mark instructions with respect to any or all of the nominees, **you may mark a vote "FOR" only six nominees in total.** If you vote "FOR" fewer than six nominees in Proposal 1, your shares will be voted "FOR" only those nominees that you have so marked. If you vote "FOR" more than six nominees in Proposal 1, your vote on Proposal 1 will be invalid and will not be counted on Proposal 1. If you sign and return your proxy card and do not specify how you want your shares to be voted, your shares will be voted "FOR" each of the Company nominees only.

	FOR	AGAINST	ABSTAIN
1a. Peter Donhauser, D.O.	☐	☐	☐
1b. Jiong Ma, Ph.D.	☐	☐	☐
1c. Axel Paeger, M.D., MBA, MBI	☐	☐	☐
1d. Gautam Patel, MBA	☐	☐	☐
1e. Adrian Senderowicz, M.D.	☐	☐	☐
1f. Claus van der Velden, Ph.D.	☐	☐	☐

PVG Group Nominees OPPOSED by the Executive Committee of the Board of Directors:

	FOR	AGAINST	ABSTAIN
1g. Patrick S. Adams	☐	☐	☐
1h. John Boris	☐	☐	☐
1i. Curtis Hogue	☐	☐	☐
1j. Jason Kolbert	☐	☐	☐
1k. Rene Mora	☐	☐	☐
1l. Ralf von Ziegesar	☐	☐	☐

Dated:______________________________ , 2026

Signature

Signature (if held jointly)

Title(s)

This proxy must be properly signed in order to be valid. Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If signing as a corporation or partnership, please have an authorized person sign in full corporate or partnership name.